As filed with the Securities and Exchange Commission on October 25, 2024
Registration No. 333-282531

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kennedy-Wilson Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-0508760	151 S. El Camino Drive Beverly Hills, CA 90212 (310) 887-6400
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Justin Enbody
Chief Financial Officer
Kennedy-Wilson Holdings, Inc.
Kennedy-Wilson, Inc.
151 S El Camino Drive
Beverly Hills, CA 90212
(310) 887-6400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all correspondence to:
Julian T.H. Kleindorfer
Latham & Watkins LLP
355 South Grand Avenue Suite 100
Los Angeles, California 90071
(213) 485-1234
Fax: (213) 891-8763
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 25, 2024
PROSPECTUS
KENNEDY-WILSON HOLDINGS, INC.
300,000 shares of 5.75% Series A Cumulative Perpetual Convertible Preferred Stock
This prospectus relates to the resale, by the selling stockholders identified in this prospectus and any related supplements or amendments, of up to 300,000 shares of our 5.75% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). We issued the Series A Preferred Stock on November 7, 2019 in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). We have not issued any additional shares of Series A Preferred Stock. We are registering the resale of the Series A Preferred Stock to satisfy our obligations under that certain Registration Rights Agreement, dated November 7, 2019, that we entered into with the purchasers of the Series A Preferred Stock (the “Series A Registration Rights Agreement”) in connection with the issuance of the Series A Preferred Stock. In addition, pursuant to the Series A Registration Rights Agreement, we previously registered the shares of our common stock, par value $0.0001 per share (our “common stock”) underlying the Series A Preferred Stock pursuant to a separate registration statement in December 2019.
The selling stockholders may sell shares of our Series A Preferred Stock from time to time in a number of different ways and at varying prices. For more information on possible methods of sale by the selling stockholders, refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of any shares of Series A Preferred Stock covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration, under the Securities Act, of the offer and sale of shares of Series A Preferred Stock pursuant to this prospectus and the related registration statement. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares of Series A Preferred Stock.
Our shares of common stock are listed on the New York Stock Exchange under the symbol “KW.” The last reported sale price of our common stock on October 24, 2024 was $11.20 per share.
Investing in our Series A Preferred Stock involves risks. See “Risk Factors” on page 2.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of the Series A Preferred Stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2024.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the Series A Preferred Stock, nor does this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the Series A Preferred Stock offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.
Neither this prospectus nor any accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling stockholders or any agent, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
As used in this prospectus, “our,” “we,” “us,” “Kennedy-Wilson Holdings,” the “Corporation” and “KW” refer to Kennedy-Wilson Holdings, Inc., and its subsidiaries collectively, unless the context otherwise requires.
- i -

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process, the selling stockholders may, from time to time, sell shares of Series A Preferred Stock in one or more offerings or transactions.
Each time the selling stockholders offer shares of Series A Preferred Stock, we will, if required, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation By Reference” on page iii of this prospectus.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the Series A Preferred Stock offered under this prospectus. That registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information; Incorporation By Reference.”
- ii -

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We have filed a registration statement on Form S-3 with respect to the shares of Series A Preferred Stock offered by this prospectus with the SEC in accordance with the Securities Act and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and, in each instance, you are referred to the full text of the document that is filed or incorporated by reference as an exhibit to the registration statement. Each statement concerning a document that is filed or incorporated by reference as an exhibit should be read along with the entire document. We file annual, quarterly and current reports and other information with the SEC.
The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.
Our corporate website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, that website is not part of this prospectus and should not be relied upon in determining whether to purchase the securities.
Incorporation by Reference
The SEC allows information in documents that we file with the SEC to be incorporated by reference in this prospectus, which means that important information may be disclosed to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents of Kennedy-Wilson Holdings, Inc. are deemed to be incorporated by reference:
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024 (File No. 001-33824), as amended by Amendment No. 1 thereto, filed with the SEC on March 29, 2024 (File No. 001-33824);
•the description of the Series A Preferred Stock in Exhibit 4.20 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024 (File No. 001-33824), including any amendments or reports filed for purpose of updating such description;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024 (File No. 001-33824), and June 30, 2024, filed with the SEC on August 8, 2024 (File No. 001-33824);
•our Current Reports on Form 8-K, filed with the SEC on February 16, 2024, March 28, 2024, April 1, 2024, June 6, 2024, August 7, 2024 (Item 5.02 only), September 13, 2024 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), and October 22, 2024 (File No. 001-33824); and
•the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024 (File No. 001-33824), that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2023.
We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to the effectiveness of the registration statement, and on or after the date of this prospectus and before the termination of the applicable offering described in the applicable prospectus supplement and this prospectus. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or submitted to the SEC in the future, that are deemed to have been “furnished to,” rather than “filed” with, the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished
- iii -

pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.
Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.
Each person, including any beneficial owner, to whom a prospectus is delivered, is entitled to receive a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning Kennedy-Wilson Holdings, Inc. at the following address and phone number:
Kennedy-Wilson Holdings, Inc.
151 S. El Camino Drive
Beverly Hills, CA 90212
(310) 887-6400
Attn: Executive Vice President, General Counsel and Secretary
- iv -

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements made by us in this prospectus and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future results. Disclosures that use words such as “believe,” “may,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.
Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we do not guarantee that the transactions and events described will happen as described (or that they will happen at all). In evaluating these statements, you should specifically consider the risks described and referred to under the heading “Risk Factors” on page 2 of this prospectus, and in our reports filed from time to time with the SEC and incorporated by reference herein, including, but not limited to, the following factors:
•the success of our business is significantly related to general economic conditions and the real estate industry, and, accordingly, our business could be harmed by an economic slowdown, recession and downturn in real estate asset values, property sales and leasing activities;
•adverse developments in the credit markets and rising or elevated interest rates may harm our business, financial condition and results of operations;
•inflation may adversely affect our financial condition and results of operations;
•some of our portfolio investments are recorded at fair value, and, as a result, there will be uncertainty as to the value of these investments and fluctuations (without actual realization events) will be recorded in our financial statements;
•our significant operations in the United Kingdom and Ireland and, to a lesser extent, Spain and Italy, expose our business to risks inherent in conducting business in foreign markets;
•our revenues and earnings may be materially and adversely affected by fluctuations in foreign currency exchange rates due to our international operations;
•our real estate development and redevelopment strategies may not be successful;
•we have in the past incurred and may continue in the future to incur significant amounts of debt and, to a lesser extent, preferred stock, to finance acquisitions, which could negatively affect our cash flows and subject our properties or other assets to the risk of foreclosure;
•our debt obligations impose significant operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions;
•if we are unable to raise additional debt and equity capital, our growth prospects may suffer;
•poor performance of our commingled funds would cause a decline in our results of operations and could adversely affect our ability to raise capital for future funds;
•our joint venture activities subject us to third-party risks, including risks that other participants may become bankrupt or take action contrary to our best interests;
- v -

•if we are unable to identify, acquire and integrate suitable investment opportunities and acquisition targets, our future growth will be impeded;
•our real estate debt investments may not perform as expected at the time of purchase or origination and borrowers may default under the loans and we may be forced to pursue certain remedies;
•our reliance on third parties to operate certain of our properties may harm our business;
•our leasing activities depend on various factors, including tenant occupancy and rental rates, which, if adversely affected, could cause our operating results to suffer;
•increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social and governance practices may impose additional costs on us or expose us to new or additional risks;
•the loss of one or more key personnel, particularly our CEO, could have a material adverse effect on our operations;
•our results are subject to significant volatility from quarter to quarter due to the varied timing and magnitude of our strategic acquisitions and dispositions, the incurrence of any impairment losses, fair value gains and losses and other transactions; and
•our directors and officers and their affiliates are significant stockholders, which makes it possible for them to have significant influence over the outcome of all matters submitted to stockholders for approval and which influence may be in conflict with our interests and the interests of our other stockholders.
Any such forward-looking statements, whether made in this prospectus or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed above. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not intend or have an obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
- vi -

PROSPECTUS SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our securities. Therefore, you should read this entire prospectus, any applicable accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 2 of this prospectus, and the risk factors, financial statements and related notes incorporated by reference in this prospectus.
Overview
Kennedy Wilson is a real estate investment company with over $27 billion of Real Estate Assets Under Management in high growth markets across the United States, the United Kingdom and Ireland. With an objective of generating strong long-term risk-adjusted returns for our shareholders and partners and drawing on over three decades of experience in identifying opportunities and building value through various market cycles, in our markets, we focus on (i) investing in the rental housing sector (both market rate and affordable units) and industrial properties; and (ii) originating, managing and servicing real estate loans (primarily senior construction loans secured by high quality multifamily and student housing properties that are being developed by institutional sponsors throughout the United States). We have recently focused on growing our investment management and co-investment platform whereby we invest a minority position (with the potential for carried interest) and earn our pro-rata share of income as well as asset management fees in our role as asset manager.
Corporate Information
Our principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, and our telephone number is (310) 887-6400. Our website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS
An investment in our Series A Preferred Stock involves a high degree of risk. You should consider carefully all of the material risks incorporated by reference in this prospectus, including the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Report(s) on Form 10-Q filed with the SEC, together with the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement before making a decision to invest in the our Series A Preferred Stock. If any of the risks occur, our business, financial condition and operating results may be materially adversely affected. In that event, the value or trading price of our securities, including our Series A Preferred Stock, could decline, and you could lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated by the forward-looking statements as a result of specific factors, including the risks incorporated by reference in this prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation By Reference.”
In addition to the other information included and incorporated by reference in this offering memorandum, you should carefully consider the risks described or referred to below before deciding to purchase any of our Series A Preferred Stock.
Risks Relating to the Series A Preferred Stock
The Series A Preferred Stock is junior to our existing and future indebtedness and structurally junior to the liabilities of our subsidiaries.
If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then our assets will be available to distribute to our equity holders, including holders of our Series A Preferred Stock, only if all of our then-outstanding indebtedness is first paid in full. The remaining assets, if any, would then be allocated among the holders of our equity securities in accordance with their respective liquidation rights. There may be insufficient remaining assets available to pay the liquidation preference and unpaid accrued dividends on the Series A Preferred Stock. As of June 30, 2024, excluding intercompany indebtedness, we had approximately $5.3 billion consolidated indebtedness outstanding.
In addition, our subsidiaries have no obligation to pay any amounts on the Series A Preferred Stock. If any of our subsidiaries liquidates, dissolves or winds up, whether voluntarily or involuntarily, then we, as a direct or indirect common equity owner of that subsidiary, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary, and, accordingly, the assets of that subsidiary may never be available to make payments on the Series A Preferred Stock.
We conduct all of our operations through our subsidiaries and will rely entirely on our subsidiaries to pay cash dividends on the Series A Preferred Stock.
We conduct all of our operations through our subsidiaries. Accordingly, our ability to obtain sufficient funds available to declare and pay dividends on the Series A Preferred Stock in cash will entirely depend on the cash flows of our subsidiaries and their ability to make distributions to us. None of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. The terms of our existing indebtedness restricts our subsidiaries in certain circumstances to make payments to us, and future indebtedness we may incur could contain similar or more restrictive limitations. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to declare and pay cash dividends on the Series A Preferred Stock.

We may not have sufficient funds to pay, or may choose not to pay, dividends on the Series A Preferred Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.
Our ability to declare and pay dividends on the Series A Preferred Stock will depend on many factors, including the following:
•our financial condition, including the amount of cash we have on hand;
•the amount of cash, if any, generated by our operations and financing activities;
•our anticipated financing needs, including the amounts needed to service our indebtedness or other obligations;
•the degree to which we decide to reinvest any cash generated by our operations or financing activities to fund our future operations;
•the ability of our subsidiaries to distribute funds to us;
•regulatory restrictions on our ability to pay dividends, including under the Delaware General Corporation Law; and
•contractual restrictions on our ability to pay dividends.
In addition, our board of directors may choose not to pay accrued dividends on the Series A Preferred Stock for any reason. Accordingly, you may receive less than the full amount of accrued dividends on your Series A Preferred Stock. In addition, if we fail to declare and pay accrued dividends on the Series A Preferred Stock in full, then the value or trading price, if any, of the Series A Preferred Stock will likely decline.
The terms of our existing indebtedness restricts our subsidiaries in certain circumstances to make payments to us, and future indebtedness we may incur could contain similar or more restrictive limitations. If the terms of our indebtedness restrict or prohibit us from paying dividends, then we may seek to refinance that indebtedness or seek a waiver that would permit the payment of dividends. However, we may be unable or may choose not to refinance the indebtedness or obtain a waiver.
Under the Delaware General Corporation Law, we may declare dividends on the Series A Preferred Stock only out of our “surplus” (which generally means our total assets less total liabilities, each measured at their fair market values, less statutory capital), or, if there is no surplus, out of our net profits for the current or the immediately preceding fiscal year. We may not have sufficient surplus or net profits to declare and pay dividends on the Series A Preferred Stock.
If we are unable or decide not to pay accrued dividends on the Series A Preferred Stock in cash, then we may, but are not obligated to, elect to pay dividends in shares of our common stock. However, the payment of dividends in shares of our common stock will expose you to dilution and the risk of fluctuations in the price of our common stock, as described further or referred to in this “Risk Factors” section.
If we fail to declare and pay full dividends on the Series A Preferred Stock, then we will be prohibited from paying dividends on our common stock and any other junior securities, subject to limited exceptions. A reduction or elimination of dividends on our common stock may cause the trading price of our common stock to decline, which, in turn, will likely depress the value or trading price, if any, of the Series A Preferred Stock.
Not all events that may adversely affect the value or trading price, if any, of the Corporation’s Series A Preferred Stock and common stock will result in an adjustment to the conversion rate of the Series A Preferred Stock.
The conversion rate of the Series A Preferred Stock is subject to adjustment for certain events, including:
•certain stock dividends, splits and combinations;
•the issuance of certain rights, options or warrants to holders of our common stock;

•certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;
•certain cash dividends on our common stock; and
•certain tender or exchange offers.
See “Description of the Series A Preferred Stock—Anti-Dilution Adjustments.” We are not required to adjust the conversion rate of the Series A Preferred Stock for other events, such as third-party tender offers or an issuance of common stock (or securities exercisable for, or convertible into, common stock) for cash, that may adversely affect the value or trading price, if any, of the Series A Preferred Stock and the trading price of our common stock. An event may occur that adversely affects the holders of Series A Preferred Stock, the value or trading price, if any, of the Series A Preferred Stock and the trading price of the underlying shares of our common stock but that does not result in an adjustment to the conversion rate of the Series A Preferred Stock.
The make-whole fundamental change provisions may not adequately compensate you for any loss in the value of the Series A Preferred Stock that may result from a make-whole fundamental change, and such provisions will not apply to a make-whole fundamental change on or after October 15, 2024.
If certain corporate events that constitute a “make-whole fundamental change” occur before October 15, 2024, then holders of the Series A Preferred Stock will, in certain circumstances, be entitled to convert at an increased conversion rate. See “Description of the Series A Preferred Stock—Conversion Upon Make-Whole Fundamental Change.” The increased conversion rate, if any, of the Series A Preferred Stock is designed to compensate holders of the Series A Preferred Stock for the lost option value of their Series A Preferred Stock. However, these provisions are subject to various limitations. For example, the increased conversion rate for the Series A Preferred Stock is only an approximation of the lost option value and will not exceed a specified maximum amount. Furthermore, these make-whole fundamental change provisions do not apply to any make-whole fundamental change that occurs on or after October 15, 2024. Accordingly, you may not be adequately compensated for any loss in the value of your Series A Preferred Stock that may result from a make-whole fundamental change.
Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions, and these provisions will not protect holders of the Series A Preferred Stock from other transactions that could significantly reduce the value of the Series A Preferred Stock. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the value of the Series A Preferred Stock without constituting a make-whole fundamental change.
We may issue preferred stock in the future that ranks senior to or equally with the Series A Preferred Stock with respect to dividends and liquidation rights, which may adversely affect the rights of preferred stockholders.
With the consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock (and any other voting stock with similar voting rights), we may authorize and issue shares of preferred stock that ranks senior to or equally with the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up. If we issue any such preferred stock in the future, your rights as a holder of the Series A Preferred Stock will be diluted and the value or trading price, if any, of the Series A Preferred Stock may decline.
There is currently no trading market for the Series A Preferred Stock. If an active trading market does not develop, then preferred stockholders may be unable to sell their Series A Preferred Stock at desired times or prices, or at all.
No market for the Series A Preferred Stock currently exists. We do not currently intend to apply to list the Series A Preferred Stock on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, an active market for the Series A Preferred Stock may never develop, and, even if one develops, it may not be maintained. If an active trading market for the Series A Preferred Stock does not develop or is not maintained, then the market price and liquidity of the Series A Preferred Stock will be adversely affected and holders of the Series A Preferred Stock may not be able to sell their Series A Preferred Stock at desired times or prices, or at all.
The liquidity of the trading market, if any, and future value or trading price, if any, of the Series A Preferred Stock will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for preferred stock has been volatile. Market volatility could significantly harm the market for the Series A Preferred Stock, regardless of our financial condition, results of operations, business, prospects or credit quality.
The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the value or trading price, if any, of the Series A Preferred Stock.
We expect that the trading price of our common stock will significantly affect the value or trading price, if any, of the Series A Preferred Stock, which are convertible into our common stock. This could result in significant volatility in the value or trading price, if any, of the Series A Preferred Stock. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this “Risk Factors” section and under the caption “Cautionary Note Regarding Forward-Looking Statements,” among others, many of which are beyond our control.
In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the value or trading price, if any, of the Series A Preferred Stock. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the value or trading price, if any, of the Series A Preferred Stock.
The issuance or sale of shares of our common stock, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the Series A Preferred Stock.
We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into or exercisable for our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, we have reserved a certain number of shares of our common stock for issuance under our Second Amended and Restated 2009 Equity Participation Plan and upon the exercise of our existing warrants that we issued in connection with the issuance of our 4.750% Series B Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) and 6.000% Series C Cumulative Perpetual Preferred Stock (the “Series C Preferred Stock”). The terms of the Series A Preferred Stock will not restrict our ability to issue additional common stock or other junior securities in the future. If we issue additional shares of our common stock (including upon conversion of the Series A Preferred Stock) or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock, and, accordingly, the value or trading price, if any, of the Series A Preferred Stock may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including holders of our Series A Preferred Stock who have received shares of our common stock upon conversion of their Series A Preferred Stock.
You may be subject to taxation if we adjust, or fail to adjust, the conversion rate of the Series A Preferred Stock, even though you will not receive a corresponding cash distribution.
We will adjust the conversion rate of the Series A Preferred Stock for certain events, including the payment of certain cash dividends to holders of our common stock. If we adjust the conversion rate of the Series A Preferred Stock, or if we do not adjust (or adjust adequately) the conversion rate of the Series A Preferred Stock after an event that increases your proportionate interest in us, then you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. The deemed dividend may be subject to U.S. federal withholding tax or backup withholding, which may be set off against payments on the Series A Preferred Stock or our common stock. The Internal Revenue Service has proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which if adopted could affect the U.S. federal income tax treatment of a holder of the Series A Preferred Stock deemed to receive such a distribution See “Description of the Series A Preferred Stock—Anti-Dilution Adjustments” and “Certain United States Federal Income Tax Considerations.”
Non-U.S. Holders may be subject to U.S. federal income tax if we are considered a United States real property holding corporation.
A Non-U.S. Holder (as defined hereinafter) of our Series A Preferred Stock or common stock may be subject to U.S. federal income and/or withholding tax in the event we are considered a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes. In that event, Non-U.S. Holders of our Series A Preferred Stock or common stock could be subject to U.S. federal income or withholding tax, or both, in respect of certain distributions on, and payments in connection with a sale, exchange, redemption, repurchase or other disposition of such stock. Non-U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning and disposing of our Series A Preferred Stock or common stock. See “Certain United States Federal Income Tax Considerations—Tax Consequences Applicable to Non-U.S. Holders.”
Provisions of the Series A Preferred Stock could delay or prevent an otherwise beneficial takeover of us.
Certain provisions in the Series A Preferred Stock could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover that occurs before October 15, 2024 constitutes a make-whole fundamental change under the certificate of designations governing the Series A Preferred Stock, then holders of the Series A Preferred Stock could have the right to convert their Series A Preferred Stock at a potentially increased conversion rate. See “Description of the Series A Preferred Stock—Conversion Upon Make-Whole Fundamental Change.” These make-whole fundamental change provisions could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that preferred stockholders or holders of our common stock may view as favorable.
Your investment in the Series A Preferred Stock may be harmed if we redeem the Series A Preferred Stock.
We will have the right to redeem the Series A Preferred Stock in certain circumstances. See “Description of the Series A Preferred Stock—Redemption at the Option of the Corporation.” If we redeem your Series A Preferred Stock, then you may not be entitled to benefit from potential future appreciation in the value or trading price, if any, of our common stock. Furthermore, if we redeem your Series A Preferred Stock, then you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest or dividend rates.
Because the Series A Preferred Stock will initially be held in book-entry form, holders of Series A Preferred Stock must rely on DTC’s procedures to exercise their rights and remedies.
The Series A Preferred Stock is currently represented in the form of “global certificates” registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”). Beneficial interests in global certificates are shown on, and transfers of global certificates are effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing the Series A Preferred Stock. Accordingly, if you own a beneficial interest in a global certificate, then you will not be considered an owner or holder of the Series A Preferred Stock. Instead, DTC or its nominee will be the sole holder of the Series A Preferred Stock. Payments of cash dividends and other cash amounts on global certificates will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global certificates and that those participants will credit the payments to indirect DTC participants. Unlike persons who have physical certificates registered in their names, owners of beneficial interests in global certificates will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from preferred stockholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global certificates to vote on any requested actions on a timely basis.

Holding Series A Preferred Stock will not, in itself, confer any rights with respect to our common stock.
Except as described under the captions “Description of the Series A Preferred Stock—Voting Rights—Right to Vote with Common Stockholders as Single Class,” preferred stockholders will generally not be entitled to any rights with respect to our common stock (including rights to receive any dividends or other distributions on our common stock). However, preferred stockholders will be subject to all changes affecting our common stock to the extent the value or trading price, if any, of the Series A Preferred Stock depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their Series A Preferred Stock.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the shares of Series A Preferred Stock offered by this prospectus. The selling stockholders will receive all of the net proceeds from the sale of such shares of Series A Preferred Stock. See “Selling Stockholders.”

DESCRIPTION OF THE SERIES A PREFERRED STOCK
On November 7, 2019, Kennedy-Wilson Holdings, Inc. (the “Corporation”) filed with the Secretary of State of the State of Delaware the Certificate of Designation (the “Series A Certificate of Designations”) creating the 5.75% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and establishing the preferences, rights and limitations of the Series A Preferred Stock. On November 7, 2019, the Corporation issued 300,000 shares of its Series A Preferred Stock. Certain capitalized terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the Series A Certificate of Designations.
The following is a summary of the material terms of the Series A Preferred Stock as contained in the Series A Certificate of Designations. The following summary is not complete and is subject to, and qualified in its entirety by, the full text of the Series A Certificate of Designations that is incorporated by reference as Exhibit 3.3 to the registration statement of which this prospectus forms a part and is incorporated by reference herein.
Ranking
The Series A Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (a) on a parity with (x) the Corporation’s Series B Preferred Stock and (y) each other class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend and distribution rights and rights on liquidation, winding up or dissolution of the Corporation (collectively, “Parity Securities,” which term excludes the Series A Preferred Stock) and (b) senior to the Corporation’s Series C Preferred Stock and Corporation’s Common Stock and each other class or series of capital stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend and distribution rights and rights on liquidation, winding-up or dissolution of the Corporation (the Common Stock and each such other class or series of capital stock referred to in this clause (b), collectively, “Junior Securities”).
Dividends
Generally
Holders are entitled to receive, when, as and if authorized and declared by the Board of Directors, out of legally available funds, on a cumulative basis, cash dividends in the amount determined as set forth in this “—Dividends” section.
Dividend Payment Dates and Record Dates
Subject to “—Generally” above, dividends shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”). Each dividend will be payable to Holders of record as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Payment Date occurs (each such first day, a “Record Date”). Each period from and including a Dividend Payment Date (or, for the first Dividend Period, the Issue Date) to, but excluding, the following Dividend Payment Date, is herein referred to as a “Dividend Period.”
Rate and Accrual of Dividends
Dividends, if, when and as authorized and declared by the Board of Directors, will be payable, for each outstanding share of Series A Preferred Stock, at an annual rate equal to the Dividend Rate on the $1,000 per share Liquidation Preference thereof. Dividends payable for a Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day with the same effect as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on such dividend for the period from and after that Dividend Payment Date to the date such dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on shares of Series A Preferred Stock paid later than the scheduled Dividend Payment Date.

Cumulation of Dividends
Dividends on the Series A Preferred Stock are cumulative. Dividends on each share of Series A Preferred Stock accrue in the manner provided under the caption “—Rate and Accrual of Dividends” above, whether or not declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Corporation legally available for the payment of dividends.
Dividend Blocker
Subject to the succeeding sentence, so long as any share of Series A Preferred Stock remains outstanding, (i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities; and (ii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless, in each case, full dividends on all outstanding shares of Series A Preferred Stock and Parity Securities for all prior completed Dividend Periods, if any, have been paid (or have been declared and a sum sufficient for the payment thereof has been set aside). Notwithstanding anything to the contrary, this “—Dividend Blocker” section will in no event prohibit or otherwise limit any of the following: (1) any dividend or distribution payable solely in Junior Securities, together with cash in lieu of any fractional security; (2) purchases, redemptions or other acquisitions of any Junior Securities in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business and consistent with past practices of the Corporation prior to the Issue Date, including, without limitation, (x) purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, but only to the extent that such purchases do not exceed the Share Dilution Amount; (y) the forfeiture of unvested shares of restricted stock or share withholdings (including withholdings effected by means of a repurchase or similar transaction) or other surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise); and (z) the payment of cash in lieu of fractional shares; (3) purchases of, or other payments in lieu of the issuance of, fractional interests in any Junior Securities pursuant to the conversion, exercise or exchange provisions of such Junior Securities or of any securities convertible into, or exercisable or exchangeable for, Junior Securities, (4) any dividends or distributions of rights or Junior Securities in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (5) purchases of Junior Securities pursuant to a contractually binding requirement to buy Junior Securities existing prior to the immediately preceding Dividend Payment Date (or, if no prior Dividend Payment Date, the Issue Date); provided, that (x) such requirement is pursuant to a contract that is with a nationally recognized independent investment banking firm and provides for the purchase of such Junior Securities pursuant to an algorithm or other form of equity repurchase instructions customary for contracts of such nature; and (y) at the time such contractually binding requirement was entered into, the condition set forth in the first sentence of this “—Dividend Blocker” section with respect to dividends on the outstanding shares of Series A Preferred Stock and Parity Securities was satisfied; (6) the exchange, reclassification or conversion of Junior Securities for or into other Junior Securities (together with the payment of cash in lieu of fractional securities); and (7) the adoption and implementation of an employee stock purchase program on customary terms; provided, that the aggregate amount paid by the Corporation pursuant to this clause (7) cannot exceed $20,000,000 in any period of five years or $5,000,000 in any period of one year.
Subject to the succeeding sentence, for so long as any shares of Series A Preferred Stock remain outstanding: (i) no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period (other than a dividend payable solely in shares of Junior Securities); and (ii) no shares of Parity Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Parity Securities for or into Junior Securities or the exchange or conversion of Parity Securities for or into Junior Securities), unless, in each case, full dividends on all outstanding shares of Series A Preferred Stock for all prior completed Dividend Periods have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series A Preferred Stock. To the extent the Corporation declares dividends on the Series A Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series A Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series A Preferred Stock and all Parity Securities (which, in the case of any such Parity Securities shall not include any accumulation in respect of unpaid dividends for past dividend periods if such Parity Securities do not have a cumulative dividend) bear to each other.
Except as provided in the preceding paragraphs of this “—Dividend Blocker” section, the Series A Certificate of Designations will not prohibit or otherwise restrict the declaration or payment of any dividend or distribution on Junior Securities or Parity Securities.
No Right to Participatory Dividends
Without limiting the generality of the “—Dividend Blocker” and “—Offer to Repurchase Upon a Fundamental Change” sections, the Series A Preferred Stock shall not be entitled to participate in dividends or other distributions on any other class of capital stock of the Corporation.
Method of Payment of Cash Dividends
Payments of cash for a declared dividend on any share of Series A Preferred Stock will be delivered to the Holder of such share by wire transfer to the account of such Holder provided in writing to the Corporation no later than the related Record Date (or, in the case of Series A Preferred Stock held in book-entry form through the Depositary, through a book-entry transfer through the Depositary).
Payment of Accrued and Unpaid Dividends Upon Conversion
Subject to “—Treatment of Dividends When the Conversion Date, Redemption Date or Fundamental Change Repurchase Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” below, upon conversion of any share of Series A Preferred Stock, the Corporation will (but only to the extent the Corporation has funds legally available to do so) deliver, on or before the date such conversion must be settled pursuant to “—Settlement Upon Conversion—Delivery of Consideration Due Upon Conversion” below, to the Holder of such shares, cash (in addition to the other consideration due upon such conversion) in an amount equal to all accrued and unpaid dividends on such share to, but excluding, the related Conversion Date. For the avoidance of doubt, the Holder of any share of Series A Preferred Stock to be converted with a Conversion Date occurring after a Record Date and on or before the next Dividend Payment Date will not be required to remit any amounts to the Corporation in respect of the dividend, if any, due on such Dividend Payment Date.
Treatment of Dividends When the Conversion Date, Redemption Date or Fundamental Change Repurchase Date Occurs After a Record Date and on or Before the Related Dividend Payment Date
Notwithstanding anything to the contrary in the Series A Certificate of Designations, if the Conversion Date, Redemption Date or Fundamental Change Repurchase Date for any share of Series A Preferred Stock to be converted, redeemed or repurchased is after the Record Date for any declared dividend and on or prior to the related Dividend Payment Date, then: (i) the Holder of record of such share as of the close of business on such Record Date shall receive such dividend on or, at the Corporation’s election, before such Dividend Payment Date, notwithstanding such conversion, redemption or repurchase, as applicable; and (ii) the cash payment referred to in the first sentence of “—Payment of Accrued and Unpaid Dividends Upon Conversion” above (in the case of a conversion), the Redemption Price (in the case of a redemption) or the Fundamental Change Repurchase Price (in the case of a repurchase), as applicable, will not include any accrued dividends in respect of the Dividend Period corresponding to such declared dividend referred to in this “—Treatment of Dividends When the Conversion Date, Redemption Date or Fundamental Change Repurchase Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section.
Liquidation
In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders of each share of Series A Preferred Stock at the time shall be entitled to receive liquidating distributions in an amount equal to the Liquidation Preference of such share, plus an amount equal to all accrued and unpaid dividends on such share to, and including, the date of such liquidation, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.
In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to their full respective liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise be respectively entitled.
The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.
Maturity
The Series A Preferred Stock shall be perpetual unless converted or redeemed in accordance with the Series A Certificate of Designations.
Redemption at the Option of the Corporation
Right to Redeem on or After October 15, 2024
The Corporation shall have the right, at its option, to redeem the Series A Preferred Stock, in whole but not in part, on a Redemption Date occurring on or after October 15, 2024, at the Redemption Price.
Right to Redeem Prior to October 15, 2024 in Connection with a Cash Acquisition
If the Corporation executes and delivers an agreement whose performance would constitute a Cash Acquisition, then the Corporation shall have the right, at its option, to redeem the Series A Preferred Stock, in whole but not in part, on a Redemption Date occurring on the Effective Date of such Cash Acquisition, at the Redemption Price. A redemption pursuant to this “—Right to Redeem Prior to October 15, 2024 in Connection with a Cash Acquisition” section will be deemed to occur immediately before the consummation of such Cash Acquisition. Notwithstanding anything to the contrary in this “—Right to Redeem Prior to October 15, 2024 in Connection with a Cash Acquisition” section, if, after sending a Redemption Notice for a redemption pursuant to this “—Right to Redeem Prior to October 15, 2024 in Connection with a Cash Acquisition” section, the Corporation publicly announces that the related Cash Acquisition will not occur, then such Redemption Notice will be deemed to be automatically rescinded, without the need for any further action on the part of the Corporation or any other Person. In the case of any such rescission, the Corporation will, as soon as reasonably practicable, send notice of the same to each Holder, and any Conversion Date with respect to any share of Series A Preferred Stock that occurred on or after the date the Corporation sent such Redemption Notice and on or before the date the Corporation sends such rescission notice will be deemed to have not occurred (without limiting the right of any Holder to subsequently convert any of its shares of Series A Preferred Stock).
Redemption Notice
In order to exercise its right to redeem the Series A Preferred Stock pursuant to the “—Right to Redeem on or After October 15, 202” or “—Right to Redeem Prior to October 15, 2024 in Connection with a Cash Acquisition” sections above, the Corporation shall send notice (in accordance with the “—Notices” section below) of such redemption (a “Redemption Notice”) not less than 30 days (and, in the case of a redemption pursuant to “—Right to

Redeem on or After October 15, 202” above, no more than 60 days) prior to the date fixed for redemption (the “Redemption Date”) to the Holders, stating:
(i)the Redemption Date;
(ii)the Redemption Price;
(iii)the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment of the Redemption Price;
(iv)if the redemption is being made pursuant to the “—Right to Redeem Prior to October 15, 2024 in Connection with a Cash Acquisition” section above, a statement to such effect, including that such Redemption Notice is being provided in connection with a Cash Acquisition, together with the information specified in the “—Conversion Upon Make-Whole Fundamental Change—Notice of Make-Whole Fundamental Change” section below with respect to the related Make-Whole Fundamental Change Conversion Period, and that such Redemption Notice, and any conversions during such related Make-Whole Fundamental Change Conversion Period, will be automatically rescinded, in each case, if the Cash Acquisition is not consummated; and
(v)that the right of Holders to convert shares of Series A Preferred Stock called for redemption shall terminate at the close of business on the fourth Business Day prior to the Redemption Date.
Any such Redemption Notice provided by the Corporation shall be irrevocable, except as provided in “—Right to Redeem Prior to October 15, 2024 in Connection with a Cash Acquisition.”
Redemption Price
Subject to the “—Dividends—Treatment of Dividends When the Conversion Date, Redemption Date or Fundamental Change Repurchase Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section above, the Redemption Price for any share of Series A Preferred Stock to be redeemed on a Redemption Date will be a cash amount equal to the Liquidation Preference of such share plus accrued and unpaid dividends on such share to, but excluding, such Redemption Date.
Effect of Redemption Notice
If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then, subject to the “—Dividends—Treatment of Dividends When the Conversion Date, Redemption Date or Fundamental Change Repurchase Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section above, from and after the Redemption Date (unless default shall be made by the Corporation in providing for the payment of the Redemption Price), dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price. In the event that any Redemption Date shall not be a Business Day, then payment of the Redemption Price need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such redemption date and no interest or other sums shall accrue on the amount so payable for the period from and after such Redemption Date to such next succeeding Business Day.
Upon surrender, in accordance with such notice, of the certificates representing shares of Series A Preferred Stock to be so redeemed (or, in the case of shares of Series A Preferred Stock held in book-entry form through the Depositary, upon satisfaction of the applicable procedures of the Depositary with respect to redemptions), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price.

No Other Rights of Redemption
The Series A Preferred Stock shall not be redeemable at the option of the Corporation other than in accordance with this “—Redemption at the Option of the Corporation” section.
No Sinking Fund Obligations
The Series A Preferred Stock shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series A Preferred Stock other than to the extent set forth in this “—Redemption at the Option of the Corporation” section and in the “—Offer to Repurchase Upon a Fundamental Change” section.
Right to Convert
Subject to the other provisions of the Series A Certificate of Designations, each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Series A Preferred Stock into the consideration provided in the “—Settlement Upon Conversion” and “—Dividends—Payment of Accrued and Unpaid Dividends Upon Conversion” sections, which right may be exercised at any time by complying with the procedures set forth in the “—Conversion Procedures” section below; provided, however, that: (i) the right of Holders to convert shares of Series A Preferred Stock called for redemption pursuant to the “—Redemption at the Option of the Corporation” section below shall terminate at the close of business on the fourth Business Day prior to the related Redemption Date; and (ii) Holders who elect to have their Series A Preferred Stock repurchased pursuant to an Offer to Repurchase may not thereafter convert the shares Series A Preferred Stock subject to such election unless such election is validly withdrawn in accordance with the “—Offer to Repurchase Upon a Fundamental Change—Effect on Conversion Rights; Withdrawal of Election for Shares to Be Repurchased” section below.
Conversion Procedures
Effect of Conversion
Subject to the “—Dividends—Treatment of Dividends When the Conversion Date, Redemption Date or Fundamental Change Repurchase Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section above, effective immediately prior to the close of business on any Conversion Date for any share of Series A Preferred Stock, dividends shall no longer be authorized and declared, or accrue, on such shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive shares and any other payments to which they are otherwise entitled pursuant to the Series A Certificate of Designations (including pursuant to the “—Dividends—Treatment of Dividends When the Conversion Date, Redemption Date or Fundamental Change Repurchase Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section above).
Rights Relating to the Shares of Common Stock Issuable Upon Conversion
No allowance or adjustment, except pursuant to the “—Anti-Dilution Adjustments” section below, shall be made in connection with the conversion of any shares of Series A Preferred Stock on account of dividends payable to holders of the Common Stock of record as of any date prior to the Conversion Date for such conversion. Prior to the close of business on the Conversion Date for the conversion of any Series A Preferred Stock, the shares of Common Stock issuable upon such conversion shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including, without limitation, voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series A Preferred Stock.
Status of Converted Series A Preferred Stock
Shares of Series A Preferred Stock duly converted in accordance with the Series A Certificate of Designations will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, but not below the number of shares of Series A Preferred Stock then outstanding.

When Holders Become Record Holders of the Common Stock Issuable Upon Conversion
The Person or Persons entitled to receive the Common Stock issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Conversion Date for such conversion. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or other consideration (including payments of cash in lieu of fractional shares) to be issued, given or paid upon conversion of Series A Preferred Stock should be registered, given or paid, or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and give or make such payment, as applicable, in the name of the Holder and in the manner shown on the records of the Corporation or, in the case of global certificates or uncertificated shares, through book-entry transfer through the Transfer Agent or the Depositary, as applicable.
Procedures to Convert
A Holder of any share of Series A Preferred Stock must do each of the following in order to convert such share:
(i)complete and manually sign the conversion notice on the reverse of the certificate representing such share (or a facsimile of such conversion notice), and deliver such notice to the Transfer Agent, upon which delivery such notice will become irrevocable;
(ii)surrender such share of Series A Preferred Stock to the Transfer Agent;
(iii)if required, furnish appropriate endorsements and transfer documents; and
(iv)if required, pay all transfer taxes.
If a Holder’s interest is a beneficial interest in shares of Series A Preferred Stock held in book-entry form through the Depositary, then, in order to convert, such Holder must instead comply with paragraphs (iii) and (iv) of this “—Procedures to Convert” section and comply with the Depositary’s procedures for converting such beneficial interest.
The date on which a Holder complies with the applicable procedures in this “—Procedures to Convert” section with respect to any share of Series A Preferred Stock to be converted is the “Conversion Date” for such share.
Conversion Upon Make-Whole Fundamental Change
Generally
If the Effective Date of a Make-Whole Fundamental Change occurs before October 15, 2024, and any share of Series A Preferred Stock is converted with a Conversion Date that occurs during the Make-Whole Fundamental Change Conversion Period for such Make-Whole Fundamental Change, then, subject to the other provisions of this “—Conversion Upon Make-Whole Fundamental Change” section, the Conversion Rate applicable to such conversion will be increased by an amount equal to the Make-Whole Shares for such Make-Whole Fundamental Change (such a conversion with a Conversion Date occurring during such period, a “Make-Whole Fundamental Change Conversion”).
Determination of the Make-Whole Shares
The “Make-Whole Shares” for a Make-Whole Fundamental Change shall be determined by reference to the table below (after interpolation as provided in, and subject to, the provisions below) for the Effective Date and Stock

Price of such Make-Whole Fundamental Change (the table below reflects the table that was in effect on November 7, 2019, without giving effect to any adjustments made pursuant to clause (ii) below):

	Stock Price
Effective Date	$21.87	$23.00	$24.00	$25.00	$26.00	$28.00	$30.00	$35.00	$40.00	$45.00	$55.00	$65.00	$80.00
October 15, 2019	5.7247	5.2675	4.8427	4.4734	4.1519	3.6217	3.2059	2.4881	2.0398	1.7377	1.3583	1.1274	0.8978
October 15, 2020	5.7247	5.1052	4.6707	4.2918	3.9619	3.4180	2.9928	2.2677	1.8282	1.5421	1.1972	0.9937	0.7913
October 15, 2021	5.7247	4.8068	4.3563	3.9626	3.6206	3.0594	2.6259	1.9108	1.5047	1.2569	0.9754	0.8134	0.6481
October 15, 2022	5.7247	4.3514	3.8703	3.4494	3.0865	2.5003	2.0622	1.3945	1.0657	0.8877	0.6987	0.5877	0.4666
October 15, 2023	5.7247	3.6756	3.1240	2.6440	2.2394	1.6185	1.2010	0.6984	0.5311	0.4564	0.3706	0.3135	0.2436
October 15, 2024	5.7247	3.4783	1.6667	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
(i)If the exact Stock Price or Effective Date is not set forth on the table:
(A)if the Stock Price is between two prices in the table or the Effective Date is between two dates in the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower prices and the two dates, as applicable, based on a 365- or 366-day year, as applicable;
(B)if the Stock Price is in excess of $80.00 per share (subject to adjustment pursuant to (ii) below), then the number of Make-Whole Shares will be zero; and
(C)if the Stock Price is less than $21.87 per share (subject to adjustment pursuant to (ii) below), then the number of Make-Whole Shares will be zero.
(ii)The Stock Prices set forth in the table above shall be adjusted as of any date the Conversion Rate is adjusted pursuant to the “—Anti-Dilution Adjustments” section below. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Prices adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the number of Make-Whole Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Adjustments 1, 2, 3 4, 5 and 6 of the “—Anti-Dilution Adjustments” section below. The table above, and the Stock Prices set forth in clauses (A) and (B) above, reflect the table and Stock Prices, respectively, that were in effect on November 7, 2019, without giving effect to any adjustments made pursuant to the this clause (ii).
(iii)Notwithstanding anything to the contrary in the Series A Certificate of Designations, in no event will the Conversion Rate be increased to an amount that exceeds 45.7247 shares of Common Stock per share of Series A Preferred Stock; provided, however, that such amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to the “—Anti-Dilution Adjustments” section below. The amount set forth in the preceding sentence reflects the amount that was in effect on November 7, 2019, without giving effect to any adjustments thereto made pursuant to the proviso to the preceding sentence.
Notice of Make-Whole Fundamental Change
If the Effective Date of a Make-Whole Fundamental Change occurs before October 15, 2024, then, no later than such Effective Date, a written notice shall be sent (in accordance with the “—Notices” section below) by or on behalf of the Corporation to the Holders. Such notice shall contain:
(i)a statement to the effect that the Make-Whole Fundamental Change has been effected, stating such Effective Date;

(ii)the beginning and ending dates of the related Make-Whole Fundamental Change Conversion Period;
(iii)the number of Make-Whole Shares and the amount and type of consideration due upon conversion of the Series A Preferred Stock with a Conversion Date occurring during such Make-Whole Fundamental Change Conversion Period; and
(iv)a brief description of the procedures a Holder must follow to exercise its conversion option.
Shares Not Converted
For the avoidance of doubt, if a Holder does not elect to exercise the Make-Whole Fundamental Change Conversion option pursuant to this “—Conversion Upon Make-Whole Fundamental Change” in connection with a Make-Whole Fundamental Change, then, unless such shares are repurchased by the Corporation, the shares of Series A Preferred Stock or successor securities held by it shall remain outstanding (subject to any subsequent redemption or repurchase by the Corporation, pursuant to the “—Redemption at the Option of the Corporation” or “—Offer to Repurchase Upon a Fundamental Change” sections, or any subsequent conversion) but shall not be entitled to the Make-Whole Shares in connection with such Make-Whole Fundamental Change.
Conversion of Only a Portion of the Outstanding Series A Preferred Stock
In the event that a Make-Whole Fundamental Change Conversion is effected with respect to shares of Series A Preferred Stock or successor securities representing less than all the shares of Series A Preferred Stock or successor securities held by a Holder, then, upon such Make-Whole Fundamental Change Conversion, the Corporation or its successor shall execute and the Transfer Agent shall, unless otherwise instructed in writing, countersign and deliver to such Holder, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series A Preferred Stock or such successor securities of such Holder as to which a Make-Whole Fundamental Change Conversion was not effected.
Offer to Repurchase Upon a Fundamental Change
Generally
If a Fundamental Change occurs, then, to the extent the Corporation has funds legally available to do so, the Corporation will offer to repurchase the outstanding shares of Series A Preferred Stock pursuant to this “—Offer to Repurchase Upon a Fundamental Change” section on the related Fundamental Change Repurchase Date at the Fundamental Change Repurchase Price.
Fundamental Change Repurchase Date
The Fundamental Change Repurchase Date will be a Business Day of the Corporation’s choosing that is not more than 35, nor less than 20, Business Days after the date the Corporation sends the related Fundamental Change Notice pursuant to the “—Notice of Fundamental Change” section below; provided, however, that the Fundamental Change Repurchase Date may be extended to the extent necessary to comply with applicable law.
Fundamental Change Repurchase Price
Subject to the “—Dividends—Treatment of Dividends When the Conversion Date, Redemption Date or Fundamental Change Repurchase Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section above, the Fundamental Change Repurchase Price for any share of Series A Preferred Stock to be repurchased on a Fundamental Change Repurchase Date pursuant to this “—Offer to Repurchase Upon a Fundamental Change” section will be a cash amount equal to the Liquidation Preference of such share plus accrued and unpaid dividends on such share to, but excluding, such Fundamental Change Repurchase Date.

Notice of Fundamental Change
No later than the 20th calendar day after the Effective Date of a Fundamental Change, the Corporation will send (in accordance with the “—Notices” section below) a notice (a “Fundamental Change Notice”) to each Holder stating:
(i)the occurrence of the Fundamental Change and its Effective Date;
(ii)the right of each Holder pursuant, and subject, to this “—Offer to Repurchase Upon a Fundamental Change” section to cause the Corporation to repurchase all or any of its shares of Series A Preferred Stock;
(iii)the Fundamental Change Repurchase Price and the Fundamental Change Repurchase Date;
(iv)that any shares of Series A Preferred Stock not tendered for repurchase pursuant to the Offer to Repurchase will continue to accrue dividends pursuant to, and remain convertible in accordance with, their terms;
(v)that, unless the Corporation defaults in the payment of the Fundamental Change Repurchase Price pursuant to the Offer to Repurchase, any shares of Series A Preferred Stock accepted for repurchase pursuant to the Offer to Repurchase shall cease to accrue dividends on and after the Fundamental Change Repurchase Date, subject to the “—Dividends—Treatment of Dividends When the Conversion Date, Redemption Date or Fundamental Change Repurchase Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section above;
(vi)that Holders electing to have shares of Series A Preferred Stock repurchased pursuant to the Offer to Repurchase will be required to surrender the certificate(s) representing such shares to the Corporation at the address specified in the Fundamental Change Notice prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date;
(vii)that holders who elect to have shares of Series A Preferred Stock repurchased pursuant to the Offer to Repurchase will no longer be able to convert their Series A Preferred Stock into Common Stock unless such election is validly withdrawn no later than the close of business on the fourth Business Day preceding the Fundamental Change Repurchase Date; and
(viii)that Holders will be entitled to withdraw their election to cause the Corporation to redeem their Series A Preferred Stock in the manner provided in this “—Offer to Repurchase Upon a Fundamental Change” section until the close of business on the fourth Business Day immediately preceding the Fundamental Change Repurchase Date.
Effect on Conversion Rights; Withdrawal of Election for Shares to Be Repurchased
Holders who elect to have shares of Series A Preferred Stock repurchased pursuant to the Offer to Repurchase shall no longer be able to convert their Series A Preferred Stock into Common Stock unless such election is validly withdrawn. Holders of Series A Preferred Stock shall be entitled to withdraw their election to cause the Corporation to repurchase their Series A Preferred Stock by providing to the Corporation, not later than the close of business on the fourth Business Day immediately preceding the Fundamental Change Repurchase Date, a notice (in accordance with the “—Notices” section below) setting forth the name of such Holder, the number of shares of Series A Preferred Stock delivered pursuant to the Offer to Repurchase and a statement that such Holder is withdrawing its election to have such shares repurchased pursuant to the Offer to Repurchase.
Effect of Repurchase Notice
Upon surrender, in accordance with the Fundamental Change Notice, of the certificates representing any shares of Series A Preferred Stock to be repurchased pursuant to the relevant Offer to Repurchase (or, in the case of shares of Series A Preferred Stock held in book-entry form through the Depositary, upon delivery of such shares in accordance with the Fundamental Change Notice and the procedures of the Depositary), such shares of Series A Preferred Stock that have been so surrendered and not withdrawn shall be repurchased by the Corporation in cash at the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date. If a repurchase pursuant to this “—Offer to Repurchase Upon a Fundamental Change” section is effected with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, then, upon such repurchase, the Corporation or its successor shall execute, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series A Preferred Stock held by the Holder as to which a repurchase in accordance with this “—Offer to Repurchase Upon a Fundamental Change” section was not effected.
Effect of Repurchase
If funds sufficient to repurchase all shares validly tendered in an Offer to Repurchase have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the benefit of the holders of the shares of Series A Preferred Stock so tendered for repurchase, then, subject to the “—Dividends—Treatment of Dividends When the Conversion Date, Redemption Date or Fundamental Change Repurchase Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section above, from and after the Fundamental Change Repurchase Date (unless default shall be made by the Corporation in providing for the payment of the Fundamental Change Repurchase Price), dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Fundamental Change Repurchase Price. In the event that any Fundamental Change Repurchase Date shall not be a Business Day, then payment of the Fundamental Change Fundamental Change Repurchase Price need not be made on such Fundamental Change Repurchase Date but may be made on the next succeeding Business Day with the same force and effect as if made on such Fundamental Change Repurchase Date and no interest or other sums shall accrue on the amount so payable for the period from and after such Fundamental Change Repurchase Date to such next succeeding Business Day.
Legal Limitation and Limitations under 2024 Notes Indenture
Notwithstanding anything to the contrary in this “—Offer to Repurchase Upon a Fundamental Change” section,
(i)the Corporation will not be obligated to offer to repurchase, or to repurchase, any shares of Series A Preferred Stock pursuant to the preceding provisions of this “—Offer to Repurchase Upon a Fundamental Change” section to the extent, and only to the extent, the Corporation does not have funds legally available to do so; and
(ii)if a Fundamental Change under the Series A Certificate of Designations also constitutes a “Fundamental Change” (as defined in the 2024 Notes Indenture), then the Corporation’s obligations, pursuant to this “—Offer to Repurchase Upon a Fundamental Change” section, to offer to repurchase, or to repurchase, any shares of Series A Preferred Stock in connection with such Fundamental Change will be suspended until the completion of the related offer to purchase the 2024 Notes pursuant to the 2024 Notes Indenture, including the purchase of any 2024 Notes tendered pursuant thereto; provided, however, that if the offer to purchase the 2024 Notes is never completed, then the Fundamental Change Repurchase Date will be deemed to occur immediately after the time when the Corporation’s obligations under 2024 Notes are, or are deemed to be, discharged.
For purposes of this the “—Legal Limitation and Limitations under 2024 Notes Indenture” section, (A) the term “2024 Notes Indenture” shall be deemed to include any indenture establishing the terms of debt securities that the Corporation may issue after the Issue Date pursuant to a transaction registered under the Securities Act of 1933, as amended, or a transaction exempt from such registration pursuant to Section 4(a)(2) thereof or Rule 144A or Regulation S promulgated thereunder, that contains financial covenants substantially identical to those set forth in the 2024 Notes Indenture and (B) the term 2024 Notes shall be deemed to include such debt securities.
Anti-Dilution Adjustments
Stock Dividends and Distributions (“Adjustment 1”)
If the Corporation pays a dividend or other distribution on the Common Stock in shares of Common Stock (excluding an issuance solely pursuant to a Reorganization Event, as to which the “—Reorganization Events”

section below will apply), then the Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution will be multiplied by the following fraction:

OS1
OS0
Where:
OS0 =    the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution; and
OS1 =    the sum of the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Date plus the total number of shares of Common Stock issuable in such dividend or distribution.
Any adjustment made pursuant to this Adjustment 1 shall become effective immediately after the close of business on such record date. If any dividend or distribution described in this Adjustment 1 is authorized and declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Corporation publicly announces its decision not to make such dividend or distribution, to such Conversion Rate that would be in effect if such dividend or distribution had not been declared.
Subdivisions, Splits and Combination of the Common Stock (“Adjustment 2”)
If the Corporation subdivides, splits or combines the shares of Common Stock (excluding a change in the Common Stock resulting solely from a Reorganization Event, as to which the “—Reorganization Events” section below will apply), then the Conversion Rate in effect immediately prior to the open of business on the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS1
OS0
Where:
OS0 =    the number of shares of Common Stock outstanding immediately prior to the open of business on such effective date, without giving effect to such share subdivision, split or combination; and
OS1 =    the number of shares of Common Stock outstanding immediately after giving effect to such share subdivision, split or combination.
Any adjustment made pursuant to this Adjustment 2 shall become effective immediately after the open of business on such effective date.
Issuance of Stock Purchase Rights (“Adjustment 3”)
If the Corporation issues, to all or substantially all holders of the shares of Common Stock, rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans, or pursuant to a rights plan) entitling them, for a period of up to 45 days from the record date for such issuance, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the

Trading Day immediately before the date such distribution is announced, then the Conversion Rate in effect immediately prior to the close of business on such record date will be multiplied by the following fraction:

OS0 + X
OS0 + Y
Where:
OS0 =    the number of shares of Common Stock outstanding immediately before the open of business on the Ex-Date for such issuance;
X =        the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
Y =        the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by such Current Market Price.
Any adjustment made pursuant to this Adjustment 3 shall become effective immediately after the close of business on such record date. In the event that such rights or warrants described in this Adjustment 3 are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Corporation publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to such Conversion Rate that would then be in effect had the adjustment to the Conversion Rate for such issuance been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights or warrants. In determining the aggregate price payable to exercise such rights or warrants for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, and any amount payable on exercise thereof, and the value of such consideration (if other than cash, to be determined by the Corporation in good faith).
Debt or Asset Distributions (“Adjustment 4”)
If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding (t) a distribution of rights pursuant to a rights plan, except to the extent provided in the “—Rights Plans” section below, (u) an issuance solely pursuant to a Reorganization Event (as to which the “—Reorganization Events” section below will apply), (v) any dividend or distribution referred to in Adjustment 1 of this “—Anti-Dilution Adjustments” section, (w) any rights or warrants referred to in Adjustment 3 of this “—Anti-Dilution Adjustments” section, (x) any dividend or distribution paid exclusively in cash, (y) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, and (z) any Spin-Off) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution will be multiplied by the following fraction:

SP0
SP0 – FMV
Where:
SP0 =    the Current Market Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and
FMV =   the fair market value, as of such Ex-Date, of the amount of Distributed Property distributed to one share of Common Stock, as determined by the Corporation in good faith.

Any adjustment made pursuant to the preceding paragraph shall become effective immediately after the close of business on such record date. Notwithstanding anything to the contrary in this Adjustment 4, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive, for each share of Series A Preferred Stock held by such Holder on such record date, at the same time and on the same terms as holders of Common Stock, the amount and kind of Distributed Property that such Holder would have received on account of such distribution if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.
If the Corporation makes a distribution to all or substantially all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests, of, or relating to, a subsidiary or other business unit of the Corporation (other than solely pursuant to a Reorganization Event, as to which the “—Reorganization Events” section below will apply) (a “Spin-Off”), then the Conversion Rate in effect immediately before the close of business on the record date for such Spin-Off will be multiplied by the following fraction:

MP0 + MPS
MP0
Where:
MP0 =    the average of the Closing Prices per share of Common Stock over the first 10 consecutive Trading Days commencing on, and including, the Ex-Date for such Spin-Off (the “Valuation Period”); and
MPS =   the fair market value, as determined by the Corporation in good faith, of the portion of such capital stock or similar equity interests so distributed applicable to one share of Common Stock (or, if such capital stock or similar equity interests are listed on a U.S. national or regional securities exchange, the product of (x) the average of the Closing Prices per share or unit of the capital stock or equity interests distributed in such Spin-Off for each Trading Day during the Valuation Period (such average and Closing Prices to be determined as if references to Common Stock in the definitions of Closing Price, Trading Day and Market Disruption Event were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of Common Stock in such Spin-Off).
The adjustment to the Conversion Rate under the preceding paragraph shall become effective immediately after the close of business on such record date. If any share of Series A Preferred Stock is converted with a Conversion Date that occurs on or after such record date, then settlement of such conversion shall be delayed to the extent, and only to the extent, necessary in order to complete the calculations provided in the preceding paragraph.
In the event that a dividend, distribution or Spin-Off described in this Adjustment 4 is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Corporation publicly announces its decision not to pay or make such dividend, distribution or Spin-Off, to the Conversion Rate that would then be in effect if such dividend, distribution or Spin-Off had not been declared.
Cash Distributions (“Adjustment 5”)
If the Corporation makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock (excluding (w) any regular quarterly cash dividend on the Common Stock to the extent that such dividend does not exceed the then-applicable Dividend Threshold Amount; (x) any cash that is distributed in a Reorganization Event; (y) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up; and (z) any consideration payable in connection with a tender or exchange offer made by the

Corporation or any of its subsidiaries), then in each event, the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution will be multiplied by the following fraction:

SP0
SP0 – DIV
Where:
SP0 =    the Closing Price per share of Common Stock on the Trading Day preceding the Ex-Date for such distribution; and
DIV =   the amount of cash distributed per share of Common Stock in such distribution; provided, however, that if such distribution is a regularly scheduled quarterly cash dividend, then “DIV” will instead be equal to the excess, if any, of (x) the amount of cash distributed per share of Common Stock in such distribution over (y) the then-applicable Dividend Threshold Amount.
Any adjustment made pursuant to this Adjustment 5 shall become effective immediately after the close of business on such record date.
In the event that any distribution described in this Adjustment 5 is not so made, the Conversion Rate shall be readjusted, effective as of the date the Corporation publicly announces its decision not to pay such distribution, to the Conversion Rate which would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “DIV” as set forth above is equal to or greater than “SP0” as set forth above, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive, for each share of Series A Preferred Stock held by such Holder on such record date, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received on account of such distribution if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.
Self Tender Offers and Exchange Offers (“Adjustment 6”)
If the Corporation or any of its Subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the

“Expiration Date”), then the Conversion Rate in effect immediately before the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

AC + (SP0 x OS1)
OS0 x SP0
Where:
SP0 =    the Closing Price per share of Common Stock on the Trading Day immediately succeeding such Expiration Date;
OS0 =    the number of shares of Common Stock outstanding immediately prior to the expiration of such tender or exchange offer, including any shares validly tendered and not withdrawn in such tender or exchange offer;
OS1 =    the number of shares of Common Stock outstanding immediately after the expiration of such tender or exchange offer, excluding any shares validly tendered and not withdrawn in such tender or exchange offer; and
AC =    the aggregate amount of cash, plus the fair market value of all non-cash consideration, payable in such tender or exchange offer, as determined by the Corporation in good faith, for all shares of Common Stock purchased or exchanged in such tender or exchange offer.
Any adjustment made pursuant to this Adjustment 6 shall become effective immediately after the close of business on the Trading Day immediately following such Expiration Date. To the extent that the Corporation, or one of its Subsidiaries, is obligated to purchase or exchange shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchases or exchanges, or any of such purchases or exchanges are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer. For the avoidance of doubt, except as set forth in the preceding sentence, the application of the foregoing formula to any tender offer or exchange offer shall not result in a decrease in the Conversion Rate.
Rights Plans
To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, then, upon conversion of any shares of the Series A Preferred Stock, Holders will receive, in addition to the shares of Common Stock issuable upon such conversion, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in Adjustment 4 of this “—Anti-Dilution Adjustments” section, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Voluntary Adjustments
Subject to any applicable requirements of the New York Stock Exchange, the Corporation may make such increases in the Conversion Rate, in addition to any other adjustments required by this “—Anti-Dilution Adjustments” section, if the Board of Directors deems it to be in the best interests of the Corporation or otherwise advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes, or for any other reason.

Calculations
All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock.
No Adjustment if Holders Participate
No adjustment to the Conversion Rate shall be made pursuant to Adjustments 3, 4, 5 or 6 of this “—Anti-Dilution Adjustments” section if each Holder participates in the applicable dividend, distribution or Spin-Off that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock, without having to convert the Series A Preferred Stock, as if each Holder held, on the record date for such dividend, distribution or Spin-Off, a number of shares of Common Stock equal to the product of (i) the total number of shares of Series A Preferred Stock held by such Holder as of such record date; and (ii) Conversion Rate in effect on such record date.
Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event
Notwithstanding anything to the contrary in the Series A Certificate of Designations, if:
(i)a Conversion Rate adjustment for any dividend or distribution becomes effective on any record date pursuant to Adjustments 1, 3, 4 or 5 of this “—Anti-Dilution Adjustments” section;
(ii)a share of Series A Preferred Stock is to be converted;
(iii)the Conversion Date for such conversion occurs on such record date;
(iv)the consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and
(v)such shares would be entitled to participate in such dividend or distribution (including pursuant to the “—Conversion Procedures—When Holders Become Record Holders of the Common Stock Issuable Upon Conversion” section above), then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.
Deferral Exception
If an adjustment to the Conversion Rate otherwise required by this “—Anti-Dilution Adjustments” section would result in a change of less than one percent to the Conversion Rate, then, notwithstanding anything to the contrary in the Series A Certificate of Designations, the Corporation may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent to the Conversion Rate; and (ii) the Conversion Date of any Series A Preferred Stock.
Events Not Requiring an Adjustment
The Conversion Rate shall not be adjusted:
(i)upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)upon the issuance of any shares of the Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;
(iii)upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;
(iv)for a change in the par value or no par value of the Common Stock; or
(v)for accrued and unpaid dividends on the Series A Preferred Stock.
Notice of Adjustments
As soon as reasonably practicable following the effective date of any adjustment to the Conversion Rate pursuant to this “—Anti-Dilution Adjustments” section, the Corporation shall provide, or cause to be provided, a written notice to the Holders of such adjustment, setting forth, in reasonable detail, the method by which such adjustment was determined and setting forth the revised Conversion Rate.
Equitable Adjustments to Prices
Whenever any provision of the Series A Certificate of Designations requires the Corporation to calculate the average of the Closing Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price, the Current Market Price or an adjustment to the Conversion Rate), the Corporation will make appropriate adjustments, if any, in good faith to such calculations to account for any adjustment to the Conversion Rate pursuant to Adjustments 1, 2, 3, 4, 5, or 6 of this “—Anti-Dilution Adjustments” section that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Date or effective date, as applicable, of such event occurs, at any time during such period.
Reorganization Events
Generally
If there occurs any:
(i)consolidation or merger of the Corporation with or into another Person;
(ii)sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;
(iii)reclassification of the Common Stock;
(iv)statutory exchange of the Corporation’s securities with another Person (other than in connection with a merger or acquisition); or
(v)other similar event,
and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Reorganization Event,” and such other securities, cash or property, the “Exchange Property,” and the amount and kind of Exchange Property that a holder of one share of Common Stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), an “Exchange Property Unit”), then, notwithstanding anything to the contrary in the Series A Certificate of Designations, and without the need for the consent of any Holder:
(A)from and after the effective time of such Reorganization Event, (1) the consideration due upon conversion of any Series A Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in the Series A Certificate of Designations were instead a reference to the same number of Exchange Property Units; and (2) for purposes of the definition of “Fundamental Change” and

“Make-Whole Fundamental Change,” the terms “Common Stock” and “capital stock” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Exchange Property; and
(B)for these purposes, the Closing Price of any Exchange Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Exchange Property Unit or portion thereof, as applicable, determined in good faith by the Corporation (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
Determination of the Composition of the Exchange Property Unit
In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in an Reorganization Event, the consideration that the Holders are entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock in such Reorganization Event.
Successive Application
The above provisions of this “—Reorganization Events” section shall similarly apply to successive Reorganization Events, and the provisions of the “—Anti-Dilution Adjustments” section above shall apply to any shares of capital stock forming part of the Exchange Property Unit of the applicable Reorganization Event.
Notice of Reorganization Event
The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the composition of the Exchange Property Unit. Failure to deliver such notice shall not affect the operation of this “—Reorganization Events” section.
Voting Rights
Right to Vote with Common Stockholders as Single Class
Subject to the continued listing standards of the New York Stock Exchange: (i) Holders of Series A Preferred Stock shall have the right to vote, together with holders of the outstanding shares of Common Stock as a single class, on any and all matters requiring the vote of common stockholders under applicable law and on all other matters put before holders of the Common Stock for a vote; and (ii) any such vote by Holders shall be on an “as converted” basis, such that each Holder will be deemed, for purposes of such vote, to be the holder of record, on the applicable record date for such vote, of a number of shares of Common Stock equal to the whole number of shares of Common Stock that such Holder would have been entitled to receive upon conversion of all of such Holder’s Series A Preferred Stock as of such record date, assuming the Conversion Date for such conversion occurred on such record date. In addition, holders of Series A Preferred Stock shall have the other voting rights set forth in this “—Voting Rights” section and any other voting rights as may from time to time be required by applicable law.
Right to Elect Two Directors Upon Nonpayment Events
Whenever dividends on any shares of Series A Preferred Stock or any other series of Voting Preferred Stock shall not have been declared and paid, on a cumulative basis, for the equivalent of four or more Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall (subject to the terms of the Certificate of Incorporation) automatically be increased by two and the holders of Series A Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to vote for the election of the two additional directors (each, a “Preferred Stock Director”); provided, that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may then be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and, provided further, that the Board of Directors shall, at no time, include more than two Preferred Stock Directors.

In the event that the holders of the Series A Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other such series of Voting Preferred Stock then outstanding (provided, that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, failing which election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders during the continuance of such Nonpayment Event. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series A Preferred Stock or Voting Preferred Stock then outstanding, and delivered to the Secretary of the Corporation in such manner as provided for in the “—Notices” section below, or as may otherwise be required by law.
If and when all accrued and unpaid dividends in respect of all prior completed Dividend Periods have been paid in full, or declared and a sum sufficient for such payment shall have been set aside, on the Series A Preferred Stock and any other series of Voting Preferred Stock for at least two consecutive Dividend Periods after a Nonpayment Event (a “Nonpayment Remedy”), the holders of the Series A Preferred Stock shall immediately and, without any further action by the Corporation, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment Event (and the number of Dividend Periods in which dividends have not been declared and paid shall be reset to zero). If such voting rights for the Series A Preferred Stock and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall forthwith terminate and the number of directors on the Board of Directors shall automatically be reduced accordingly. In determining whether dividends have been paid for two Dividend Periods following a Nonpayment Event, the Corporation may take account of any dividend that it elects to pay for such a Dividend Period after the regular Dividend Payment Date for that Dividend Period has passed.
Any Preferred Stock Director may be removed with cause in accordance with the Delaware General Corporation Law. Any Preferred Stock Director may also be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). In the event that a Nonpayment Event shall have occurred and there has not been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and Voting Preferred Stock (voting together as a single class), when they have the voting rights described above; provided, that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (provided, that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, failing which election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.
Notwithstanding anything to the contrary in this “—Right to Elect Two Directors Upon Nonpayment Events” section, if the Holders of the Series A Preferred Stock and the holders of any Voting Preferred Stock have the right to vote for the election of any Preferred Stock Director, and the addition of such Preferred Stock Director to the Board of Directors would cause the size of the Board of Directors to exceed the limitations set forth in the Certificate of Incorporation, then such Preferred Stock Director will not take office until and unless the addition of such Preferred Stock Director to the Board of Directors would not cause the size of the Board of Directors to exceed the limitations set forth in the Certificate of Incorporation.

If any Preferred Stock Director is unable to take office as result of the preceding paragraph, then the Dividend Rate will be increased to 7.75% per annum during the period from, and including, the date on which the related Nonpayment Event shall have first occurred and ending on, but excluding, the earlier of the date on which (x) such Preferred Stock Director takes office in accordance with the provisions of this “—Right to Elect Two Directors Upon Nonpayment Events” section; or (y) all accrued and unpaid dividends in respect of all prior completed Dividend Periods have been paid in full, or declared and a sum sufficient for such payment shall have been set aside, on the Series A Preferred Stock and any series of Voting Preferred Stock for at least two consecutive Dividend Periods after such Nonpayment Event, and on and after such earlier date, the Dividend Rate will be 5.75% per annum (subject to the application of this paragraph to any subsequent Nonpayment Event).
Other Voting Rights
So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and any Voting Preferred Stock then outstanding (subject to the last paragraph of this “—Other Voting Rights” section) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i)Authorization of Senior or Parity Stock. Any amendment or alteration of the Certificate of Incorporation or the Series A Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to or equal with the Series A Preferred Stock with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
(ii)Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Series A Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or
(iii)Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless, in each case, either (A)(x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation; or (B) such exchange, reclassification, merger or consolidation constitutes a Cash Acquisition with respect to which a Make-Whole Fundamental Change has occurred pursuant to clause (ii) of the definition of such term as a result of the Corporation having exercised its right to redeem the Series A Preferred Stock pursuant to the “—Redemption at the Option of the Corporation—Right to Redeem Prior to October 15, 2024 in Connection with a Cash Acquisition” section above;
provided, however, that for all purposes of this “—Other Voting Rights” section, (x) none of the following will be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock: (1) any increase in the amount of the Corporation’s authorized but unissued shares of preferred stock; and (2) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation; and (y) any binding share exchange, reclassification, merger or consolidation that satisfies the requirements of clause (A) or (B) of (iii) above will not require the consent of any Holders pursuant to (i) or (ii) above.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this “—Other Voting Rights” section would materially and adversely affect one or more but not all series of Voting Preferred Stock (including the Series A Preferred Stock for the purpose of this paragraph), then only the series of Voting Preferred Stock materially and adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.
Change for Clarification
Without the consent of the Holders of the Series A Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:
(i)to cure any ambiguity, or to cure, correct or supplement any provision contained in the Series A Certificate of Designations that may be ambiguous, defective or inconsistent; or
(ii)to make any provision with respect to matters or questions relating to the Series A Preferred Stock that is not inconsistent with the provisions of the Series A Certificate of Designations, so long as the same does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof of the Series A Preferred Stock;
provided, however, that if any such amendment, alteration, supplement or repeal pursuant to clause (i) above adversely affects the rights, preferences, privileges or voting powers of the Series A Preferred Stock, then, prior to, or concurrently with, effectuating the same, the Corporation will provide, to the Transfer Agent (with a copy to each Holder upon request), a certificate signed by one of its officers, together with a legal opinion (which may be issued by an employee of the Corporation) addressed to the Holders, each providing that such amendment, alteration, supplement or repeal is permitted by the Series A Certificate of Designations.
Procedures for Voting and Consents
The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility, if any, on which the Series A Preferred Stock or the Common Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A Preferred Stock and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series A Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation preference amounts of the Series A Preferred Stock and such other Voting Preferred Stock voted or covered by the consent.
Reorganization Events
Notwithstanding anything to the contrary in, any amendment or alteration of the Certificate of Incorporation or the Series A Certificate of Designations (or, for purposes of the “—Voting Rights—Other Voting Rights” section where the Series A Preferred Stock is converted into or exchanged for preference securities of the surviving or resulting entity referred to in such section, or its parent, the inclusion of provisions in any instruments setting forth the terms of such preference securities) solely to give effect to the application of the “—Reorganization Events” section above in connection with a Reorganization Event will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock (including, without limitation, for purposes of the “—Voting Rights—Other Voting Rights” section and the “—Voting Rights—Change for Clarification” section).

Settlement Upon Conversion
Generally
Subject to the “—Fractional Shares” and “—When More than One Share is Converted by the Same Holder” sections below, the consideration due upon conversion of each share of Series A Preferred Stock will consist of a number of shares of Common Stock equal to the Conversion Rate in effect immediately after the close of business on the Conversion Date for such conversion.
Fractional Shares
No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series A Preferred Stock. In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion at the option of the Holder in accordance with the terms of the Series A Certificate of Designations, the Holder shall receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock on the relevant Conversion Date.
When More than One Share is Converted by the Same Holder
If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof, and the amount of cash due in lieu of fractional shares, shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.
Delivery of Consideration Due Upon Conversion
Delivery of the consideration due upon conversion of any share of Series A Preferred Stock as provided in this “—Settlement Upon Conversion” section will be made on or before the second Business Day after the Conversion Date for such conversion, subject to the “—Anti-Dilution Adjustments” section above; provided, however, that if such Conversion Date occurs during a Make-Whole Fundamental Change Conversion Period for a Make-Whole Fundamental Change occurring pursuant to clause (ii) of the definition of such term, then (x) delivery of such consideration will be made at or after the consummation, and in any event no later than the second Business Day after the Effective Date, of such Make-Whole Fundamental Change, subject to the “—Anti-Dilution Adjustments” section above; and (y) if the Corporation is not the surviving entity of such Make-Whole Fundamental Change, then the Corporation shall make adequate provision to ensure that the surviving entity will effect such delivery in accordance with this “—Delivery of Consideration Due Upon Conversion” section. In the case of the conversion of a beneficial interest in a global certificate representing Series A Preferred Stock, a book-entry transfer through the Depositary will be made upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.
Reservation of Common Stock; Sufficiency of Legally Available Funds
Reservation of Common Stock
The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in the Series A Certificate of Designations, free from any preemptive or other similar rights or contractual encumbrances, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. For purposes of this “—Reservation of Common Stock; Sufficiency of Legally Available Funds” section, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
Status of Common Stock Issued Upon Conversion
All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable.

Sufficiency of Legally Available Funds
If on any due date for a required payment on the Series A Preferred Stock hereunder, the Corporation shall not have funds legally available for distribution to Holders of Series A Preferred Stock sufficient to satisfy such payment obligation in full, then the Corporation shall not be relieved of its obligations in respect of such payment and shall make such payment immediately upon the availability of funds legally available therefor. During the pendency non-payment of any required amounts in respect of the Series A Preferred Stock in accordance with the foregoing (other than the non-payment of dividends the remedies for which are as set forth in the “—Dividends” section above), the Corporation shall be deemed to not have paid dividends on the Series A Preferred Stock for all prior completed Dividend Periods for purposes of the “—Dividends—Dividend Blocker” section above and shall be subject to the restrictions set forth therein.
The Corporation shall not execute and deliver any agreement whose performance would constitute a Fundamental Change pursuant to clause (i) or (ii) of the definition of such term unless, at the time of such execution and delivery, the Corporation in good faith believes the Corporation or its successor, as applicable, has or will have sufficient funds legally available to conduct and consummate the related Offer to Repurchase in accordance with the “—Offer to Repurchase Upon a Fundamental Change” section above.
Transfer Agent, Registrar and Paying Agent
The duly appointed Transfer Agent, Registrar and paying agent for the Series A Preferred Stock is initially Continental Stock Transfer & Trust Co. The Corporation may, in its sole discretion, remove the Transfer Agent; provided, that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.
Notices
All notices referred to in the Series A Certificate of Designations shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of the Series A Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation at its principal office in the United States of America, or to an agent of the Corporation designated in writing as permitted by the Series A Certificate of Designations; or (ii) if to any Holder of shares of Series A Preferred Stock, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent); or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated in writing by notice similarly given. Without limiting the generality of the foregoing, notice to the Corporation or any Holder may be provided by electronic mail to the address theretofore specified by the recipient to the other party, and any such notice provided in such manner will be deemed, as of the time it is sent, to have been duly given in writing to the other party but only if such notice is also sent not later than the following Business Day via next day mail or a similar service to the address specified in the preceding sentence.
Any Redemption Notice or Fundamental Change Notice provided to a Holder in accordance with this “—Notices” section will be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but the failure to duly give such notice in accordance with this “—Notices” section, or any defect in such notice, to any Holder of any share of Series A Preferred Stock will not affect the validity of the proceedings for the redemption or repurchase, as applicable, of any other share of Series A Preferred Stock.
Definitions
As used in this “Description of the Series A Preferred Stock” section, with respect to the Series A Preferred Stock:
“2024 Notes” means the Corporation’s 5.875% Senior Notes due 2024.

“2024 Notes Indenture” means that certain Indenture, dated as of March 25, 2014, between Kennedy-Wilson, Inc. and Wilmington Trust, National Association, as supplemented by that certain Supplemental Indenture No. 1, dated as of March 25, 2014, among Kennedy-Wilson, Inc., the Corporation, the subsidiary guarantors named therein and Wilmington Trust, National Association, establishing the terms of the Corporation’s 2024 Notes, in each case, as in effect on the Issue Date.
“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.
“Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.
“Bylaws” means the Amended and Restated Bylaws of the Corporation as in effect on the date hereof, as the same may hereafter be amended from time to time.
“Cash Acquisition” means a Fundamental Change that (i) occurs pursuant to clause (ii) of the definition of such term, (ii) constitutes a Reorganization Event whose Exchange Property consists solely of cash and (iii) has a scheduled Effective Date that is before October 15, 2024.
“Certification of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation in effect on the date hereof, as it may hereafter be amended from time to time, and shall include the Series A Certificate of Designations.
The term “close of business” means 5:00 p.m., New York City time.
“Closing Price” of the Common Stock on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Price” shall be the last quoted per share bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Closing Price” shall be the average of the mid-point of the per share last bid and ask prices for the Common Stock on the relevant date from a nationally recognized independent investment banking firms selected by the Corporation for this purpose.
“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation, subject to the “—Reorganization Events” section .
“Corporation” means Kennedy-Wilson Holdings, Inc., a Delaware corporation.
“Conversion Price” at any time means a dollar amount equal to $1,000 divided by the Conversion Rate in effect as of such time. The initial Conversion Price is $25.00.
“Conversion Rate” means 40.0000 (as of the Issue Date) shares of Common Stock per share of Series A Preferred Stock, subject to adjustment as set forth herein. Effective as of March 30, 2023, the Conversion Rate was adjusted to 40.5306 shares of Common Stock per share of Series A Preferred Stock.
“Current Market Price” means, on any date, the average of the daily Closing Prices per share of the Common Stock on each of the ten consecutive Trading Days ending on, and including, such date.
“Depositary” means DTC or its nominee or any successor depositary duly appointed by the Corporation.
“Dividend Rate” means a rate per annum equal to 5.75%, subject to the “—Voting Rights—Right to Elect Two Directors Upon Nonpayment Events” section.
“Dividend Threshold Amount” means an amount equal to $0.22 per quarter; provided, however, that the Dividend Threshold Amount will be adjusted in a manner inverse to, but otherwise at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Adjustments 1, 2, 3, 4 and 6 of the “—Anti-Dilution Adjustments” section.
“DTC” means The Depository Trust Company and its successors or assigns.
“Effective Date” means the date on which the relevant Fundamental Change, Make-Whole Fundamental Change or Cash Acquisition, as applicable, becomes effective. For the avoidance of doubt, the Effective Date of a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof will be the date the related Cash Acquisition becomes effective.
“Ex-Date,” when used with respect to any issuance or distribution on the Common Stock, means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Excepted Person” means Quinton Heights, LLC, and each “affiliate” (as defined in Rule 144 under the Securities Act) thereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“Fundamental Change” means the occurrence of any of the following:
(i)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than: (x) any Excepted Person or any “person” or “group” that includes an Excepted Person; (y) the Corporation and its Wholly Owned Subsidiaries; and (z) any employee benefit plan of the Corporation or its Wholly Owned Subsidiaries) files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of capital stock of the Corporation representing more than 50% of the total voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of the Corporation’s directors;
(ii)consummation of any consolidation or merger involving the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries; provided, however, that any consolidation, merger or similar transaction involving the Corporation pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) all classes of the Corporation’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (ii); or
(iii)shares of the Common Stock cease to be listed for trading on any United States national securities exchange.
For the purposes of the preceding definition, any transaction or event described in both clause (i) and in clause (ii) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso).
“Fundamental Change Repurchase Date” means the date fixed, in accordance with the “—Offer to Repurchase Upon a Fundamental Change—Fundamental Change Repurchase Date” section, for the repurchase of any Series A Preferred Stock in connection with a Fundamental Change.

“Fundamental Change Repurchase Price” means the cash price at which any share of Series A Preferred Stock is repurchased in connection with a Fundamental Change, computed in accordance with the “—Offer to Repurchase Upon a Fundamental Change—Fundamental Change Repurchase Price” section.
“Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series A Preferred Stock for purposes of making payment and settling the related conversions and for all other purposes.
“Issue Date” means November 7, 2019.
“Liquidation Preference” means $1,000 per share of Series A Preferred Stock.
“Make-Whole Fundamental Change” means any of the following:
(i)any transaction or event that constitutes a Fundamental Change pursuant to the definition of such term, without regard to the proviso in clause (ii) of such definition; provided, however, that a transaction or event described in clause (i) or (ii) of the definition of Fundamental Change will not constitute a Make-Whole Fundamental Change pursuant to this clause (i) if at least 90% of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed (or depositary receipts representing shares of common stock, which depositary receipts are listed) on any United States national securities exchange, or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Reorganization Event whose Exchange Property consists of such consideration; or
(ii)the sending of any Redemption Notice calling the Series A Preferred Stock for redemption pursuant to the “—Redemption at the Option of the Corporation—Right to Redeem Prior to October 15, 2024 in Connection with a Cash Acquisition” section;
provided, however, that if a Make-Whole Fundamental Change occurs pursuant to clause (ii) above relating to a Cash Acquisition, and such Cash Acquisition also constitutes a Make-Whole Fundamental Change pursuant to clause (i) above, then, notwithstanding anything to the contrary, only a single Make-Whole Fundamental Change will be deemed to have occurred in respect thereof, and such Make-Whole Fundamental Change will be deemed to occur solely pursuant to clause (ii) above.
“Make-Whole Fundamental Change Conversion Period” has the following meaning with respect to a Make-Whole Fundamental Change: (i) in the case of a Make-Whole Fundamental Change occurring pursuant to clause (ii) of the definition of such term, the period beginning on the date the Corporation sends the related Redemption Notice pursuant to the “—Redemption at the Option of the Corporation—Redemption Notice” section and ending on, and including, the fourth Business Day immediately before the Effective Date of such Make-Whole Fundamental Change; and (ii) in all other cases, the period beginning on the Effective Date of such Make-Whole Fundamental Change and ending on the date that is 30 days after such Effective Date.
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Offer to Repurchase” means any offer by the Corporation to repurchase shares of Series A Preferred Stock in connection with a Fundamental Change pursuant to the “—Offer to Repurchase Upon a Fundamental Change” section.
The term “open of business” means 9:00 a.m., New York City time.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
“Redemption Price” means the cash price at which any share of Series A Preferred Stock is redeemed, computed in accordance with the “—Redemption at the Option of the Corporation—Redemption Price” section.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns or any other registrar duly appointed by the Corporation.
“Series A Certificate of Designations” means the Certificate of Designations relating to the Series A Preferred Stock, as it may hereafter be amended from time to time.
“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States, and as measured from the Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
“Stock Price” has the following meaning with respect to a Make-Whole Fundamental Change: (i) if (x) such Make-Whole Fundamental Change constitutes a Fundamental Change pursuant to clause (ii) of the definition of such term; and (y) holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change, then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (ii) in all other cases, the Stock Price is the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days ending on, and including, the Trading Day immediately before the Effective Date of such Make-Whole Fundamental Change. For the avoidance of doubt, the Stock Price for a Cash Acquisition that constitutes a Make-Whole Fundamental Change pursuant to clause (ii) of the definition of “Make-Whole Fundamental Change” will be determined in accordance with clause (i) of the preceding sentence.
“Subsidiary” means, with respect to any Person: (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where: (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Trading Day” means any day on which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (ii) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Transfer Agent” means Continental Stock Transfer & Trust Co. acting as Transfer Agent, Registrar and paying agent for the Series A Preferred Stock, and its successors and assigns, including any successor transfer agent duly appointed by the Corporation.
“Voting Preferred Stock” means, as of any time, any and all series of preferred stock of the Corporation (other than the Series A Preferred Stock) that rank equally with Series A Preferred Stock either or both as to the payment of dividends and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which voting rights similar to those provided in the “—Voting Rights—Right to Elect Two Directors Upon

Nonpayment Events” section and the “—Voting Rights—Other Voting Rights” section have been conferred and are exercisable as of such time.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF COMMON STOCK
Generally
Our amended and restated certificate of incorporation (the “Certificate of Incorporation”) authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share. The principal stock exchange on which the common stock is listed is the New York Stock Exchange under the symbol “KW.” All outstanding shares of common stock are validly issued, fully paid and nonassessable. As of August 5, 2024, 137,411,923 shares of common stock were issued and outstanding.
Voting Rights
Holders of common stock have exclusive voting rights for the election of the Corporation’s directors and all other matters requiring stockholder action, except with respect to amendments to the Corporation’s Certificate of Incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Corporation’s board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to (i) the prior payment of dividends on any outstanding shares of preferred stock, and (ii) compliance with any applicable limitation in the Corporation’s debt agreements.
Liquidation
In the event of the liquidation or dissolution of the Corporation, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.
No Preemptive or Similar Rights
Holders of common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.
Board of Directors
Our board of directors is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year. In the case of an election of directors, where a quorum is present, a majority of the votes cast will be required to elect each director in an uncontested election, but a plurality of the votes cast will be sufficient to elect a director in a contested election. There is no cumulative voting with respect to the election of directors.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership, conversion and disposition of the shares of our Series A Preferred Stock purchased from the selling stockholders pursuant to this prospectus and the ownership and disposition of our common stock received upon a conversion of our Series A Preferred Stock (such common stock and our Series A Preferred Stock, collectively, our “Capital Stock”), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Capital Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership, conversion (in the case of our Series A Preferred Stock) and disposition of our Capital Stock.
This discussion is limited to holders that hold our Capital Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders and Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our Capital Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•broker-dealers;
•dealers or traders subject to a mark-to-market method of accounting with respect to their holdings of securities;
•“controlled foreign corporations,” “passive foreign investment companies,” “S corporations” and corporations that accumulate earnings to avoid U.S. federal income tax;
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our Capital Stock under the constructive sale provisions of the Code;
•persons who hold or receive our Capital Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•except to the extent discussed below, persons that own, or are deemed to own, more than 5% of our Series A Preferred Stock or common stock;
•U.S. Holders whose functional currency is not the U.S. dollar;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes holds our Capital Stock, the tax treatment of a partner or beneficial owner of the entity (or arrangement) will depend on the status of the owner, the activities of the entity (or arrangement) and certain determinations made at the partner or beneficial owner level. Accordingly, entities (or arrangements) treated as partnerships for U.S. federal income tax purposes holding our Capital Stock and the partners or beneficial owners in such entities (or arrangements) should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP, CONVERSION (IN THE CASE OF OUR SERIES A PREFERRED STOCK) AND DISPOSITION OF OUR CAPITAL STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definitions of U.S. Holder and Non-U.S. Holder
The discussion under the heading “Tax Consequences Applicable to U.S. Holders” below is addressed to a holder of our Capital Stock that is a U.S. Holder for U.S. federal income tax purposes. A “U.S. Holder” means a beneficial owner of shares of our Capital Stock that, for U.S. federal income tax purposes, is:
•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.
For purposes of the discussion under the heading “Tax Consequences Applicable to Non-U.S. Holders” below, a “Non-U.S. Holder” is any beneficial owner of shares of our Capital Stock that is neither a U.S. Holder nor an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes.
Tax Consequences Applicable to U.S. Holders
Distributions
Distributions with respect to our Capital Stock that are paid in cash will be taxable as dividends for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to customary conditions and limitations, dividends will be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations. Dividends paid to non-corporate U.S. Holders generally will qualify for taxation at special rates if such holders meet certain holding period and other applicable requirements. U.S. Holders should consult their own tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances. For purposes of determining whether distributions to holders of our Capital Stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.
To the extent that the amount of distributions with respect to our Series A Preferred Stock or common stock exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of (and reducing) the U.S. Holder’s adjusted tax basis in such Series A Preferred Stock or common stock, as the case may be, and thereafter as capital gain from the sale of such Series A Preferred Stock or common stock.

Extraordinary Dividends
Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in our Series A Preferred Stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. Holder that has held our Series A Preferred Stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend (i.e., an amount equal to the dividends-received deduction). If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other taxable disposition of such stock and will be treated as described under “Tax Consequences Applicable to U.S. Holders—Sale, Redemption or Other Taxable Disposition” below. A non-corporate U.S. Holder that receives an extraordinary dividend will generally be required to treat any loss on the sale or other taxable disposition of our Series A Preferred Stock as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder received with respect to such stock that qualified for taxation at the special rates discussed above under “—Distributions.”
Sale, Redemption or Other Taxable Disposition
U.S. Holders will generally recognize capital gain or loss on a sale or other taxable disposition of our Series A Preferred Stock (other than pursuant to a conversion into common stock described below) or common stock equal to the difference between the amount of cash and the fair market value of any property received upon the sale or other taxable disposition and the holder’s adjusted tax basis in the applicable shares sold or disposed of. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares sold or exchanged is more than one year. The deductibility of capital losses is subject to limitations.
A redemption of our Series A Preferred Stock will be treated as a sale or exchange described in the preceding paragraph if the redemption, based on the facts and circumstances, is treated for U.S. federal income tax purposes as (i) a “complete termination” of the U.S. Holder’s stock interest in us, (ii) a “substantially disproportionate” redemption of stock with respect to the U.S. Holder, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, each within the meaning of Section 302 of the Code. In determining whether any of these tests has been met, a U.S. Holder must take into account not only the Series A Preferred Stock and other equity interests in us that the U.S. Holder actually owns but also other equity interests in us that such U.S. Holder constructively owns under U.S. federal income tax rules. A U.S. Holder that owns (actually or constructively) only an insubstantial percentage of our total equity interests and that exercises no control over our corporate affairs may be entitled to sale or exchange treatment on a redemption of the Series A Preferred Stock if such U.S. Holder experiences a reduction in its equity interest (taking into account any constructively owned equity interests) as a result of the redemption.
If a U.S. Holder meets none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “Tax Consequences Applicable to U.S. Holders—Distributions.” If a redemption of the Series A Preferred Stock is treated as a distribution that is taxable as a dividend, U.S. Holders are urged to consult their tax advisors regarding the allocation of their tax basis in the redeemed and remaining shares of such stock.
Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular holder of the Series A Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, U.S. Holders are urged to consult their tax advisors regarding the tax treatment of a redemption.
Conversion of Series A Preferred Stock into Common Stock
A U.S. Holder generally will not recognize any income, gain or loss upon the receipt of common stock upon the conversion of our Series A Preferred Stock, except to the extent of dividends in arrears and cash received in lieu of a fractional share of common stock. The adjusted tax basis of common stock received upon conversion generally will equal the adjusted tax basis of our Series A Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional shares of common stock exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which the U.S. Holder held our Series A Preferred Stock prior to conversion.

Cash received in lieu of a fractional share of common stock will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional share.
Any cash received attributable to dividends in arrears on our Series A Preferred Stock will be treated as described above under “—Distributions.”
In the event a U.S. Holder converts its Series A Preferred Stock in a Make-Whole Fundamental Change Conversion (see “Description of the Series A Preferred Stock—Conversion Upon Make-Whole Fundamental Change”), although not free from doubt, we believe the receipt of Make-Whole Shares should be treated as additional consideration received by a U.S. Holder upon conversion of our Series A Preferred Stock into common stock and should be taxed as described in the first paragraph above under the heading “—Conversion of Series A Preferred Stock into Common Stock.”
In the event a U.S. Holder’s Series A Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their tax advisors to determine the specific tax treatment of a conversion under such circumstances.
Adjustment of Conversion Rate
The conversion rate of our Series A Preferred Stock is subject to adjustment under certain circumstances. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. Holder of our Series A Preferred Stock as having received a deemed distribution includable in such U.S. Holder’s income in the manner described under “—Distributions” above if and to the extent that certain adjustments in the conversion rate increase the proportionate interest of the U.S. Holder in our assets or earnings and profits. For example, an adjustment in the conversion rate to reflect a taxable dividend to holders of common stock will generally give rise to a deemed taxable dividend to the holders of our Series A Preferred Stock to the extent of any such holder’s allocable portion of our current and accumulated earnings and profits.
Thus, under certain circumstances, U.S. Holders may recognize income in the event of a deemed distribution even though they may not receive any cash or property. Further, because deemed distributions received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because the U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash or shares of common stock payable to the U.S. Holder or other funds or assets of such holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. Holders of our Series A Preferred Stock, however, generally will not be considered to result in a deemed dividend distribution.
Under rules currently in effect, we are generally required to report the amount of any deemed distributions on our website or to the IRS and to holders of Series A Preferred Stock not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide, among other things, that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after conversion rate adjustment) without the adjustment, and (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of our Series A Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Series A Preferred Stock and withholding agents may rely on them prior to that date under certain circumstances.

Information Reporting and Backup Withholding
In general, information reporting will apply with respect to the payment of dividends (including deemed dividends) on our Capital Stock and the payment of proceeds on the sale or other taxable disposition of our Capital Stock, unless a U.S. Holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such U.S. Holder’s U.S. federal income tax, which may entitle the U.S. Holder to a refund, provided that the U.S. Holder timely provides the required information to the IRS.
Tax Consequences Applicable to Non-U.S. Holders
Distributions
Any distributions of cash or property we make on our Capital Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Series A Preferred Stock or common stock, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale, Redemption or Other Taxable Disposition.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for withholding purposes, we may treat the entire distribution as a dividend. However, amounts withheld would generally be refundable, subject to the discussion below under “—Sale, Redemption or Other Taxable Disposition,” if it were subsequently determined that the distribution was, in fact, not a dividend for U.S. federal income tax purposes, provided that certain conditions are met.
Except as described below with respect to effectively connected dividends and subject to the discussions below of backup withholding and Sections 1471 to 1474 of the Code (such Sections and related Treasury Regulations commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)), dividends paid to a Non-U.S. Holder of our Capital Stock will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or W-8BEN-E, or other applicable documentation. If a Non-U.S. Holder holds our Capital Stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide appropriate documentation to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Subject to certain exceptions, if we are considered a USRPHC and a distribution on our Series A Preferred Stock or common stock may exceed our current and accumulated earnings and profits, we or another applicable withholding agent may withhold with respect to such distribution either by treating the entire distribution as a dividend, subject to the withholding rules described in the preceding two paragraphs (and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to a reasonable estimate of our current and accumulated earnings and profits as a dividend, with the excess portion of the distribution possibly being subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S.

Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax generally in the same manner as if the Non-U.S. Holder were a United States person and be subject to regular U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules or rates.
In general, the rules applicable to distributions to Non-U.S. Holders discussed above are also applicable to deemed distributions to Non-U.S. Holders of Series A Preferred Stock. See “Tax Consequences Applicable to U.S. Holders—Adjustment of Conversion Rate.” Because deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, we may, at our option, set off such taxes against, or an applicable withholding agent may withhold such taxes from, payments of cash or shares of common stock payable to the Non-U.S. Holder or other funds or assets of such holder. As a result, if we make an adjustment to the conversion rate and the adjustment gives rise to a deemed distribution to a Non-U.S. Holder of our Series A Preferred Stock, such Non-U.S. Holder should expect additional U.S. withholding on subsequent distributions.
Sale, Redemption or Other Taxable Disposition
Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on income or gain realized on the sale or other taxable disposition of our Series A Preferred Stock or common stock, other than a redemption of the Series A Preferred Stock that is treated as a distribution as discussed below, unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our Series A Preferred Stock or common stock, as applicable, constitutes a U.S. real property interest by reason of our status as a USRPHC for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a United States person and be taxed at regular U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain realized, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe we currently are a USRPHC. If we are a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Series A Preferred Stock or common stock generally will not be subject to U.S. federal income tax (i) if our Series A Preferred Stock or common stock, as applicable, is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, and the fair market value of the Non-U.S. Holder’s Series A Preferred Stock or common stock, as applicable, does not exceed the fair market value of 5% of the applicable regularly traded class of stock at any time during the five-year period ending either on the date of disposition of such stock or other applicable determination date, (ii) if our Series A Preferred Stock or common stock, as applicable, is not treated as regularly traded on an established securities market but another class of our stock is treated as regularly traded on an established securities market, and the fair market value of the Non-U.S. Holder’s Series A Preferred Stock or common stock, as applicable, does not exceed the fair market value of 5% of the regularly traded class of the corporation’s stock with the lowest fair market value at the time the Non-U.S. Holder acquires such stock and at certain other times described in the applicable Treasury Regulations, and (iii) with respect to our Series A Preferred Stock, if our Series A Preferred Stock is not treated as regularly traded on an established securities market but our common stock is treated as regularly traded on an established securities market, and the fair market value of the Non-U.S. Holder’s Series A Preferred Stock does not exceed the fair market value of 5% of our common stock at the time the Non-U.S. Holder acquires such stock and at certain other times described in the applicable Treasury Regulations; in each case, as further described in the applicable Treasury Regulations. If the exemption described in the prior sentence were not available and the USRPHC rules applied, a Non-U.S. Holder would be required to file a U.S. federal income tax return and generally would be subject to U.S. federal income tax as described above with respect to its gain on a disposition of our Series A Preferred Stock or common stock, as applicable. In addition, if our Series A Preferred Stock, common stock or any other class of outstanding stock were not considered to be regularly traded on an established securities market, a transferee of Series A Preferred Stock or common stock could be required to withhold 15% of the proceeds paid to a Non-U.S. Holder for such stock and remit such amount to the IRS. As of the date of this prospectus, we believe, but cannot guarantee, that shares of our common stock will continue to be regularly traded on an established securities market, but it is not expected that our Series A Preferred Stock will be treated as regularly traded on an established securities market. Non-U.S. Holders should consult their advisors about the U.S. federal income tax consequences that could result from our status as a USRPHC.
A payment made to a Non-U.S. Holder in redemption of our Series A Preferred Stock may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “Tax Consequences Applicable to U.S. Holders—Sale, Redemption or Other Taxable Disposition,” in which event the payment would be subject to tax as discussed above under “Tax Consequences Applicable to Non-U.S. Holders—Distributions.”
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Conversion of Series A Preferred Stock into Common Stock
Non-U.S. Holders generally will not recognize any gain or loss by reason of receiving common stock in exchange for Series A Preferred Stock upon conversion of our Series A Preferred Stock, except that (1) gain or loss will be recognized with respect to any cash received in lieu of a fractional share and will be subject to the treatment described above under “Tax Consequences Applicable to Non-U.S. Holders—Sale, Redemption or Other Taxable Disposition,” (2) cash received in respect of dividends in arrears will be subject to the treatment described above under “Tax Consequences Applicable to Non-U.S. Holders—Distributions,” and (3) although not free from doubt, Make-Whole Shares received in the event of a Make-Whole Fundamental Change Conversion should be treated as additional consideration received by a Non-U.S. Holder upon conversion of our Series A Preferred Stock into common stock and generally should not cause such Non-U.S. Holder to recognize any gain or loss. In the case of clause (3), the tax treatment of such amount is uncertain, and therefore a withholding agent may withhold 30% of such amount as described above under “Tax Consequences Applicable to Non-U.S. Holders—Distributions.”
Non-U.S. Holders should consult their tax advisors to determine the specific tax consequences of a conversion of Series A Preferred Stock into common stock.
Adjustment of Conversion Rate
As described above under “Tax Consequences Applicable to U.S. Holders—Adjustment of Conversion Rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) of our Series A Preferred Stock that result in an increase in the proportionate interest of a Non-U.S. Holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. Holder that are taxed as described under “Tax Consequences Applicable to Non-U.S. Holders—Distributions.” It is possible that any withholding tax on such a deemed distribution could be withheld from cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to such Non-U.S. Holder.
Information Reporting and Backup Withholding
Payments of dividends (including deemed dividends) on our Capital Stock to a Non-U.S. Holder will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8EXP, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Capital Stock stock paid to the Non-U.S. Holder (including any deemed dividends), regardless of whether any tax was actually withheld.
In addition, proceeds of the sale or other taxable disposition of our Capital Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our Capital Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships within the United States generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established or organized.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding on Payments Made to Foreign Accounts
Withholding may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, withholding at a 30% rate may be imposed on dividends (including deemed dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Capital Stock paid to a “foreign financial institution” (as defined by the Code to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies) or a “non-financial foreign entity” (as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting, and withholding obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting, and withholding requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which our Capital Stock is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and related guidance published by the IRS, withholding under FATCA generally applies currently to payments of dividends on our Capital Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Capital Stock.

SELLING STOCKHOLDERS
We are registering the resale, by the selling stockholders or their transferees, donees, pledgees, assignees or other successors-in-interest, of up to 300,000 shares of Series A Preferred Stock. The “selling stockholders” are initially Security Benefit Life Insurance Company (“SBLIC”), an affiliate of Eldridge Industries, LLC (“Eldridge”). We issued the 300,000 shares of Series A Preferred Stock in a private placement on November 7, 2019 pursuant to a purchase agreement between us and the purchasers of the Series A Preferred Stock. We are registering the resale of the shares of Series A Preferred Stock covered by this prospectus to discharge our obligations under the Series A Registration Rights Agreement.
As of the date of this prospectus, the shares of Series A Preferred Stock are convertible into shares of our common stock at the rate of 40.5306 shares of our common stock per share of Series A Preferred Stock. Following certain change of control and corporate events that occur prior to October 15, 2024 or in connection with a redemption of all of the Series A Preferred Stock prior to October 15, 2024, the conversion rate applicable to any conversion of the Series A Preferred Stock in connection with such events or redemption will, in certain circumstances, be increased as provided for in the Series A Certificate of Designations; provided, however, that in no event will such increase result in the conversion rate exceeding a specified maximum conversion rate. As of the date of this prospectus, the maximum conversion rate is 45.8386 shares of our common stock per share of Series A Preferred Stock. The conversion rate (including the maximum conversion rate) is subject to adjustment upon the occurrence of certain events. As of the date of this prospectus, the resale of the shares of common stock currently issuable upon conversion of the Series A Preferred Stock is covered by a separate, effective registration statement under the Securities Act (File No. 333-235472) and a related prospectus.
We and affiliates of Eldridge have entered into various arm’s length transactions in the ordinary course of business, including, but not limited to, joint venture arrangements for the acquisition and/or development of real estate properties and real estate related debt investments. We may enter into future transactions with affiliates of Fairfax, as equity partners or in other capacities, in the ordinary course of business.
The following tables set forth certain information as of April 16, 2024 with respect to the beneficial ownership of the Series A Preferred Stock and our common stock by the selling stockholders based on information provided to us by the selling stockholders. The selling stockholders may have sold or transferred some or all of their shares of Series A Preferred Stock in transactions exempt from the registration requirements of the Securities Act after the date as of which such information was provided to us. The percentage beneficial ownership of our common stock in the tables are calculated based on 137,915,010 shares of our common stock outstanding as of April 16, 2024.
Beneficial ownership is determined in accordance with the rules of the SEC and includes the power to vote or direct the voting of securities, or to dispose or direct the disposition thereof or the right to acquire such powers within 60 days.
Because the selling stockholders may resell some or all of their shares of Series A Preferred Stock, no estimates can be given as to the number shares of Series A Preferred Stock that will be held by the selling stockholder upon completion of any offering made hereby. For purposes of the tables below, however, we have assumed that the selling stockholders dispose of all of their shares of Series A Preferred Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of Series A Preferred Stock or other shares of our common stock. The registration of the resale of these shares of Series A Preferred Stock does not necessarily mean that the selling stockholders will sell all or any portion of the shares of Series A Preferred Stock covered by this prospectus.
Except for certain transferees, pledgees, donees or assignees described under the caption “Plan of Distribution,” no offer or sale under this prospectus may be made by a stockholder unless that stockholder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders upon provision of all required information to us and subject to the terms of the Series A Registration Rights Agreement.

Name	Series A Preferred Stock			Common Stock
	Shares Beneficially Owned Before this Offering that May Be Sold in this Offering	Shares Beneficially Owned After this Offering		Shares Beneficially Owned Before this Offering(1)	Shares Beneficially Owned After this Offering
		Number of Shares	Percentage of Outstanding Shares		Number of Shares	Percentage of Outstanding Shares
Security Benefit Life Insurance Company	300,000	—	*	12,159,180	—	*
__________________
(1)Consists of shares of common stock issuable upon conversion of 300,000 shares of Series A Preferred Stock held by SBLIC at the conversion rate of the Series A Preferred Stock, which is 12,159,180 shares of common stock per shares of Series A Preferred Stock as of the date of this prospectus. The maximum conversion rate of the Series A Preferred Stock is 45.8386 shares of common stock per shares of Series A Preferred Stock as of the date of this prospectus. Each of the conversion rate and the maximum conversion rate is subject to adjustment pursuant to customary anti-dilution provisions.

SBLIC is indirectly controlled by Eldridge. Mr. Todd L. Boehly, a member of our Board of Directors, is the indirect controlling member of Eldridge, and, in such capacity, may be deemed to have voting and dispositive power with respect to the Series A Preferred Stock that is beneficially owned by SBLIC, and the shares of common stock issuable upon conversion of such Series A Preferred Stock. The above description is solely based on information provided to us in connection with the issuance of the Series A Preferred Stock and a Schedule 13D/A filed with the SEC on February 2, 2023.
(*)Represents less than one percent.

PLAN OF DISTRIBUTION
We are registering the Series A Preferred Stock covered by this prospectus to permit selling stockholders to conduct public secondary trading of such shares of Series A Preferred Stock from time to time after the date of this prospectus. We will not receive any proceeds from the sale of the shares of our Series A Preferred Stock registered hereby. The selling stockholders will receive all of the net proceeds from the sale of such shares of Series A Preferred Stock. We will pay substantially all of the expenses incident to any offering of the shares of Series A Preferred Stock by the selling stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.
The selling stockholders may sell all or a portion of the shares of Series A Preferred Stock beneficially owned by them and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•on any national securities exchange or over-the-counter market on which the shares of common stock may be listed or quoted at the time of sale;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which a broker-dealer may attempt to sell our securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;
•through the writing of options, which may be listed on an options exchange or otherwise, or the issuance of other derivatives;
•an exchange distribution in accordance with the rules of the applicable exchange;
•publicly or privately negotiated transactions;
•in transactions otherwise than on such exchanges or in the over-the-counter market;
•through a combination of any such methods; or
•through any other method permitted under applicable law.
In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. If the selling stockholders effect such transactions by selling the shares of Series A Preferred Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Series A Preferred Stock for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
If underwriters are used in a sale, the sole or lead underwriter for an underwritten resale may require us to enter an underwriting agreement with the underwriter or underwriters and the selling stockholders at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, a selling stockholder or an underwriter may sell the securities to the dealer, as principal. The dealer may then resell the shares of Series A Preferred Stock to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
The selling stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus-delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.
There can be no assurance that the selling stockholders will sell any or all of the Series A Preferred Stock registered pursuant to the registration statement, of which this prospectus forms a part. Further, a selling stockholder may transfer, devise or gift the Series A Preferred Stock by other means not described in this prospectus. In addition, any Series A Preferred Stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The Series A Preferred Stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. In order to comply with the securities laws of some states, the shares of Series A Preferred Stock sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares of Series A Preferred Stock may not be sold unless the shares of Series A Preferred Stock have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Series A Preferred Stock owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Series A Preferred Stock from time to time pursuant to this prospectus or any supplement to this prospectus filed pursuant to under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act amending or supplementing, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
From time to time, the selling stockholders may also transfer, pledge, donate or assign their shares of Series A Preferred Stock to lenders or others, and each of such persons will be deemed to be a “selling stockholders” for purposes of this prospectus. The number of shares of Series A Preferred Stock beneficially owned by the selling stockholders will decrease as and when they takes such actions. The plan of distribution for the selling stockholders’ shares of Series A Preferred Stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees and other successors will be selling stockholders hereunder. Upon being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may overallot offered securities, thereby creating a short position in the underwriters’ account. Syndicate-covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the Series A Preferred Stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the preferred stock to engage in market-making activities with respect to the Series A Preferred Stock. All of the foregoing may affect the marketability of the Series A Preferred Stock and the ability of any person or entity to engage in market-making activities with respect to the Series A Preferred Stock.
Once sold under the registration statement, of which this prospectus forms a part, the shares of Series A Preferred Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
Certain matters will be passed upon for the Corporation by Latham & Watkins LLP, Los Angeles, California.
EXPERTS
The consolidated financial statements of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of KW-G Multifamily Venture 1, LLC and its subsidiaries as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022 and the period from June 25, 2021 (inception) through December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Vintage Housing Holdings, LLC and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2022, and the related consolidated statements of operations, members’ deficits, and cash flows for the year then ended, and the related notes to the consolidated financial statements, have been incorporated by reference herein in reliance upon the report of CohnReznick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$45,930.00
Legal fees and expenses	$ *
Accounting fees and expenses	$ *
Printing expenses	$ *
Total	$ *
Item 15.    Indemnification of Directors and Officers
Kennedy-Wilson, Inc. and Kennedy-Wilson Holdings, Inc.
Kennedy-Wilson, Inc.’s Amended and Restated Certificate of Incorporation provides as follows:
“SEVENTH.
1.Actions, Suits and Proceedings Other than by or in the Right of the Corporation.
The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a action or proceeding, had no reasonable cause to believe his conduct was unlawful. The plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.
2.Actions of Suits by or in the Right of the Corporation.
The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action of suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware of such other court shall deem proper.
3.Indemnification for Expenses of Successful Party.
Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections I and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.
4.Notification and Defense of Claim.
As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.
5.Advance of Expenses.
Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

6.Procedure for Indemnification.
In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (i) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), even though less than a quorum, (ii) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, (iii) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (iv) the Delaware Court of Chancery.
7.Remedies.
The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.
8.Subsequent Amendment.
No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.
9.Other Rights.
The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10.Partial Indemnification.
If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.
11.Insurance.
The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
12.Merger or Consolidation.
If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.
13.Savings Clause.
If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.
14.Definitions.
Terms used herein and defined in Section l45(h) and Section l45(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section l45(h) and Section l45(i).
15.Subsequent Legislation.
If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”
Kennedy-Wilson, Inc.’s Amended and Restated By-Laws provides as follows:
“Article VII.—Indemnification.
7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in §7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.
7.2.Right of Indemnitee to Bring Suit. If a claim under §7.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Corporation.
7.3.Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
7.4.Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.
7.5.Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.”

Kennedy-Wilson Holdings, Inc.’s Amended and Restated Certificate of Incorporation provides as follows:
“SEVENTH: The following paragraphs shall apply with respect to liability and indemnification of the Corporation’s officers and directors and certain other persons:
A.A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph (A) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.
B.The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”
Kennedy-Wilson Holdings, Inc.’s Third Amended and Restated By-Laws provides as follows:
“Article VII Indemnification of Directors and Officers
7.1The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
7.2The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3To the extent that a current or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
7.4Any indemnification under sections 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such section. Such determination shall be made:
(A)by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum;
(B)by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;
(C)if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or
(D)by the stockholders.
7.5Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
7.6The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
7.7The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.
7.8For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued. Any reference to an officer of the Corporation in this Article VII shall be deemed to refer exclusively to the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer of the Corporation appointed pursuant to Article IV of these Bylaws, and to any Vice President, Assistant Secretary, Assistant Treasurer, Controller or other officer of the Corporation appointed by the Board of Directors pursuant to Article IV of these Bylaws. The fact that any person who is or was an employee of the Corporation has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation for purposes of this Article VII.
7.9For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.
7.10The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”
Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
“Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b)A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
SEC Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and persons controlling the registrant pursuant to the foregoing provisions, the registrants have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16.    Exhibits
The following exhibits are included or incorporated herein by reference.

Exhibit #	Title of Exhibit	Reference
1.1	Form of Underwriting Agreement.	To be filed by amendment or incorporated by reference in connection with the offering of a particular class of series of securities.
3.1	Amended and Restated Certificate of Incorporation of Kennedy-Wilson Holdings, Inc.	Incorporated by reference to Exhibit 3.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed with the Securities and Exchange Commission on June 19, 2014.
3.2	Third Amended and Restated Bylaws of Kennedy-Wilson Holdings, Inc.	Incorporated by reference to Exhibit 3.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed on February 21, 2023.
3.3	Certificate of Designations Establishing the 5.75% Series A Cumulative Perpetual Convertible Stock.	Incorporated by reference to Exhibit 4.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed on October 18, 2019.
3.4	Certificate of Designations Establishing the 4.75% Series B Cumulative Perpetual Preferred Stock.	Incorporated by reference to Exhibit 4.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed on February 23, 2022.
3.5	Certificate of Designations Establishing the 6.00% Series C Cumulative Perpetual Preferred Stock.	Incorporated by reference to Exhibit 3.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed June 16, 2023.
4.1	Specimen Common Stock Certificate.	Incorporated by reference to Exhibit 4.4 of Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form 8-A/A (File No. 001-33824) filed with the Securities and Exchange Commission on November 16, 2009.
4.2	Form of warrant agreement (including form of warrant certificate).	To be filed by amendment or incorporated by reference in connection with the offering of a particular class of series of securities.

Exhibit #	Title of Exhibit	Reference
4.3	Form of Indenture for Debt Securities (the “form base indenture”).	Incorporated by reference to Exhibit 4.3 of Kennedy-Wilson Holdings, Inc.’s registration statement on Form S-3 (File No. 333-184752) filed on November 5, 2012.
4.4	Supplemental Indenture No. 2029-1 (the “2029 Notes Indenture”) dated as of February 11, 2021 between Kennedy-Wilson, Inc. and Wilmington Trust, National Association, as trustee.	Incorporated by reference to Exhibit 4.2 of Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No. 001-33824) filed on February 11, 2021.
4.5	Supplemental Indenture No. 2031-1 (the “2031 Notes Indenture”) dated as of February 11, 2021 between Kennedy-Wilson, Inc. and Wilmington Trust, National Association, as trustee.	Incorporated by reference to Exhibit 4.3 of Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No. 001-33824) filed on February 11, 2021.
4.6
Supplemental Indenture No. 2029-2 to the 2029 Notes Indenture, dated as of August 4, 2021, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.1 of Kennedy-Wilson Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-33824) filed on November 4, 2021.
4.7
Supplemental Indenture No. 2031-2 to the 2031 Notes Indenture, dated as of August 4, 2021, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.2 of Kennedy-Wilson Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-33824) filed on November 4, 2021.
4.8
Supplemental Indenture No. 2030-1 (the “2030 Notes Indenture”) dated as of August 23, 2021 among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.2 of Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No. 001-33824) filed on August 23, 2021.
4.9
Supplemental Indenture No. 2029-3 to the 2029 Notes Indenture, dated as of May 12, 2022, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.1 of Kennedy-Wilson Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-33824) filed on August 5, 2022.
4.10
Supplemental Indenture No. 2030-2 to the 2030 Notes Indenture dated as of May 12, 2022, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.3 of Kennedy-Wilson Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-33824) filed on August 5, 2022.
4.11
Supplemental Indenture No. 2031-3 to the 2031 Notes Indenture, dated as of May 12, 2022, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.2 of Kennedy-Wilson Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-33824) filed on August 5, 2022.
4.12
Supplemental Indenture No. 2029-4 to the 2029 Notes Indenture, dated as of December 14, 2023, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.12 of Kennedy-Wilson Holdings, Inc.’s Annual Report on Form 10-K (File No. 001-33824) filed on February 22, 2024.

Exhibit #	Title of Exhibit	Reference
4.13
Supplemental Indenture No. 2030-3 to the 2030 Notes Indenture dated as of December 14, 2023, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.14 of Kennedy-Wilson Holdings, Inc.’s Annual Report on Form 10-K (File No. 001-33824) filed on February 22, 2024.
4.14
Supplemental Indenture No. 2031-4 to the 2031 Notes Indenture, dated as of December 14, 2023, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.13 of Kennedy-Wilson Holdings, Inc.’s Annual Report on Form 10-K (File No. 001-33824) filed on February 22, 2024.
4.15
Supplemental Indenture No. 2029-5 to the 2029 Notes Indenture, dated as of September 12, 2024, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.15 of Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-3 (File No. 333-282531) filed on October 7, 2024.
4.16
Supplemental Indenture No. 2030-4 to the 2030 Notes Indenture dated as of September 12, 2024, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.16 of Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-3 (File No. 333-282531) filed on October 7, 2024.
4.17
Supplemental Indenture No. 2031-5 to the 2031 Notes Indenture, dated as of September 12, 2024, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.
Incorporated by reference to Exhibit 4.17 of Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-3 (File No. 333-282531) filed on October 7, 2024.
4.18	Registration Rights Agreement dated November 7, 2019 between Kennedy-Wilson Holdings, Inc. and certain holders of 5.75% Series A Cumulative Perpetual Convertible Stock.	Incorporated by reference to Exhibit 4.2 of Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-3 (File No. 333-235472) filed on December 12, 2019.
5.1	Opinion of Latham & Watkins LLP.	*
10.1	Letter Agreement, dated August 3, 2022, by and among Kennedy-Wilson Holdings, Inc., Quinton Heights, LLC and Security Benefit Life Insurance Company.	Incorporated by reference to Exhibit 10.4 of Kennedy-Wilson Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-33824) filed on August 5, 2022.
23.1	Consent of KPMG LLP.	Filed herewith.
23.2	Consent of CohnReznick LLP.	Filed herewith.
23.3	Consent of Latham & Watkins LLP.	Contained in Exhibit 5.1
24.1	Powers of Attorney.	*
107	Filing Fee Table	*
*Previously filed.

Item 17.    Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement ; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)If the registrant is relying on Rule 430B:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(B)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Los Angeles, California, on October 25, 2024.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ WILLIAM J. MCMORROW
Name: William J. McMorrow
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WILLIAM J. MCMORROW	Chief Executive Officer and Chairman (principal executive officer)	October 25, 2024
William J. McMorrow

/s/ JUSTIN ENBODY	Chief Financial Officer (principal financial officer and principal accounting officer)	October 25, 2024
Justin Enbody

*	Director	October 25, 2024
Todd Boehly

*	Director	October 25, 2024
Richard Boucher

*	Director	October 25, 2024
Trevor Bowen

*	Director	October 25, 2024
Wade Burton

*	Director	October 25, 2024
Cathy Hendrickson

*	Director	October 25, 2024
David A. Minella

*	Director	October 25, 2024
Jeffrey Meyers

*	Director	October 25, 2024
Sanaz Zaimi

*	Director	October 25, 2024
Stanley R. Zax
William J. McMorrow, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission in the Registrant’s Registration Statement on October 7, 2024.

By:	/s/ WILLIAM J. MCMORROW
Name: William J. McMorrow
Title: Chief Executive Officer